                      EXHIBIT 1.(5)(a)

          GENERAL                                               POLICY NUMBER:
         AMERICAN
  LIFE INSURANCE COMPANY
  13045 TESSON FERRY RD.
 ST. LOUIS, MISSOURI 63128                                         INSURED:



                   FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

Flexible Premiums are payable during the lifetime of the Insured. If the Insured dies while this policy is in force, we will pay the policy proceeds to the beneficiary. We must receive proof of the Insured's death. The policy must also be surrendered to us. Any payment will be subject to all of the provisions and conditions on this and the following pages of this policy. Participating annual dividends may be paid.

THE AMOUNT OF THE DEATH BENEFIT OR THE DURATION OF THE DEATH BENEFIT MAY INCREASE OR DECREASE UNDER THE CONDITIONS DESCRIBED ON PAGES 4.01 AND 4.02.

THE POLICY'S CASH VALUE IN EACH INVESTMENT DIVISION OF THE SEPARATE ACCOUNT IS BASED ON THE INVESTMENT EXPERIENCE OF THAT INVESTMENT DIVISION AND MAY INCREASE OR DECREASE DAILY. IT IS NOT GUARANTEED AS TO DOLLAR AMOUNT. SEE THE SEPARATE ACCOUNT PROVISION.

THE POLICY'S CASH VALUE IN THE GENERAL ACCOUNT WILL BE CREDITED WITH INTEREST AT A MINIMUM GUARANTEED RATE AS SHOWN ON THE POLICY SPECIFICATIONS PAGE. WE MAY CREDIT ADDITIONAL INTEREST IN EXCESS OF THE GUARANTEED RATE. SEE THE GENERAL ACCOUNT CASH VALUE PROVISION.



                           RIGHT TO EXAMINE POLICY

Please read this policy. You may return this policy to us or to the agent through whom it was purchased within 20 days from the date you receive it or within 45 days after the application is signed, whichever period ends later. If you return it within this period, the policy will be void from the beginning. We will refund any premium paid.

This policy is a legal contract between the policyowner and General American. PLEASE READ YOUR CONTRACT CAREFULLY. This cover sheet provides only a brief outline of some of the important features of your policy. This cover sheet is not the complete insurance contract and only the actual policy provisions will control. The policy itself sets forth, in detail, the rights and obligations of both you and your insurance company. IT IS, THEREFORE, IMPORTANT THAT YOU READ YOUR POLICY.

Signed for the company at its Home Office, St. Louis, Missouri 63128. (1-800-638-9294)


      /s/ Robert J. Banstetter                      /s/ Richard A. Liddy

       V.P., GENERAL COUNSEL                        CHAIRMAN, PRESIDENT
           AND SECRETARY                                   AND CEO




10098                             0.01
(1/95)

                     ALPHABETIC GUIDE TO YOUR CONTRACT

Page
3.07 Addition, Deletion or Substitution of Investments
4.03 Allocation of Net Premiums
3.04 Assignments
6.08 Basis of Computation
3.02 Beneficiary
6.06 Cash Surrender Value
6.03 Cash Values
4.02 Change in Contract Type
4.02 Change in Face Amount
3.04 Change of Owner or Beneficiary
3.04 Claims of Creditors
3.04 Conformity with Statutes
4.01 Death Benefit
3.01 Definitions
6.01 Dividends
6.01 Dividend Options
6.03 General Account Cash Value
6.03 General Account Interest Rate
4.04 Grace Period
3.05 Incontestability
7.01 Interest on Proceeds
3.01 Issue Date
6.04 Loan Account Cash Value


Page
6.01 Loans
3.05 Misstatement of Age or Sex and Corrections
6.05 Monthly Cost of Insurance
6.06 Monthly Deduction
6.06 Monthly Policy Charge
6.04 Net Investment Factor
4.03 Net Premium
3.02 Owner
6.06 Partial Withdrawals
7.01 Payment of Policy Benefits
4.03 Payment of Premiums
4.02 Policy Changes
4.01 Policy Proceeds
6.08 Postponement of Payments
4.04 Reinstatement
3.04 Requests for Changes and/or Information
6.03 Separate Account Cash Value
3.06 Separate Account Provisions
3.04 Statements in Application
3.05 Suicide Exclusion
6.06 Surrender
3.07 Transfers

Additional Benefit Riders, Modifications and Amendments, if any, and a Copy of the Application are found following the final section.


                         NOTICE OF ANNUAL MEETING

The annual meeting for the election of directors and the transaction of other business for General American Mutual Holding Company is held each year at its Home Office in St. Louis, Missouri. This meeting is at 11:00 a.m. on the fourth Thursday in April. General American Mutual Holding Company is a mutual company owned by its policyholders. Each policyholder is entitled to vote at such elections and to participate in such meetings.


10098
(1/95)                            0.02

POLICY SPECIFICATIONS

INSURED AGE                               35
SEX                                     MALE
CONTRACT TYPE                       OPTION C
MINIMUM FACE AMOUNT                  $50,000
PREMIUM TAX PERCENTAGE                 3.35%
TARGET PREMIUM SURRENDER
  CHARGE FACTOR                          40%
EXCESS PREMIUM SURRENDER
  CHARGE FACTOR                        7.60%
GENERAL ACCOUNT CASH VALUE
   GUARANTEED INTEREST RATE               4%
GENERAL ACCOUNT MAXIMUM
   ALLOCATION PERCENT                   100%

INSURED                             JOHN DOE
FACE AMOUNT                         $100,000
ISSUE DATE                   JANUARY 1, 1995
POLICY NUMBER                     16,000,001
INITIAL ANNUAL PREMIUM               $860.00
PLANNED ANNUAL PREMIUM               $860.00
MONTHLY COST OF INSURANCE
   FACTOR                          1.0032737
MONTHLY POLICY CHARGE:
   1ST YEAR                           $13.00
   YEARS 2+                            $6.00
DAILY INVESTMENT PERCENTAGE         .0024548
MORTALITY AND EXPENSE RISK
   PERCENTAGE                          0.90%
GENERAL ACCOUNT MAXIMUM
   WITHDRAWAL PERCENT LIMIT              25%
SELECTION AND ISSUE
EXPENSE CHARGE RATE:
   1ST YEAR                             $.16
   YEARS 2+                             $.01


FORM            BENEFITS-AS SPECIFIED IN POLICY
NUMBERS         AND IN ANY RIDER

                Policy Plan:  FLEXIBLE PREMIUM VARIABLE
10098                         LIFE INSURANCE
11147
11148
11149
11151
10396
10492
10688
00765


11147

2.  POLICY SPECIFICATIONS

INSURED                             JOHN DOE
DATE OF ISSUE                JANUARY 1, 1995
POLICY NUMBER                     16,000,001


COVERAGE         RISK           FACE
            CLASSIFICATION      AMOUNT<F*>
FPVL        STANDARD SMOKER     $100,000



[FN]
<F*>IF THE INITIAL PREMIUM PAID AND SUBSEQUENT PREMIUMS PROVE TO BE TOO LOW,
COVERAGE PROVIDED BY THIS POLICY MAY CEASE.


11147                             1.02

                     SURRENDER CHARGE SCHEDULE

INSURED                      JOHN DOE          POLICY NUMBER        16,000,001
AMOUNT OF INSURANCE          $100,000          COVERAGE                   FPVL
TARGET PREMIUM                $740.00          EFFECTIVE DATE  JANUARY 1, 1995

POLICY MONTH   SURRENDER   POLICY MONTH   SURRENDER   POLICY MONTH   SURRENDER
                CHARGE                     CHARGE                     CHARGE
1-61            100.00%    101             66.67%     141             33.33%
 62              99.17%    102             65.83%     142             32.50%
 63              98.33%    103             65.00%     143             31.67%
 64              97.50%    104             64.17%     144             30.83%
 65              96.67%    105             63.33%     145             30.00%
 66              95.83%    106             62.50%     146             29.17%
 67              95.00%    107             61.67%     147             28.33%
 68              94.17%    108             60.83%     148             27.50%
 69              93.33%    109             60.00%     149             26.67%
 70              92.50%    110             59.17%     150             25.83%
 71              91.67%    111             58.33%     151             25.00%
 72              90.83%    112             57.50%     152             24.17%
 73              90.00%    113             56.67%     153             23.33%
 74              89.17%    114             55.83%     154             22.50%
 75              88.33%    115             55.00%     155             21.67%
 76              87.50%    116             54.17%     156             20.83%
 77              86.67%    117             53.33%     157             20.00%
 78              85.83%    118             52.50%     158             19.17%
 79              85.00%    119             51.67%     159             18.33%
 80              84.17%    120             50.83%     160             17.50%
 81              83.33%    121             50.00%     161             16.67%
 82              82.50%    122             49.17%     162             15.83%
 83              81.67%    123             48.33%     163             15.00%
 84              80.83%    124             47.50%     164             14.17%
 85              80.00%    125             46.67%     165             13.33%
 86              79.17%    126             45.83%     166             12.50%
 87              78.33%    127             45.00%     167             11.67%
 88              77.50%    128             44.17%     168             10.83%
 89              76.67%    129             43.33%     169             10.00%
 90              75.83%    130             42.50%     170              9.17%
 91              75.00%    131             41.67%     171              8.33%
 92              74.17%    132             40.83%     172              7.50%
 93              73.33%    133             40.00%     173              6.67%
 94              72.50%    134             39.17%     174              5.83%
 95              71.67%    135             38.33%     175              5.00%
 96              70.83%    136             37.50%     176              4.17%
 97              70.00%    137             36.67%     177              3.33%
 98              69.17%    138             35.83%     178              2.50%
 99              68.33%    139             35.00%     179              1.67%
100              67.50%    140             34.17%     180              0.83%
                                                      181+             0.00%


If this amount of insurance is fully surrendered, the surrender charge is the appropriate percent listed above times the surrender charge amount as defined in Section 9, Cash Values. If this amount of insurance is decreased by some fraction of the total amount due to a requested decrease in face amount, or a partial withdrawal, the surrender charge deducted will be the previously defined surrender charge times the fraction.



11148

              TABLE OF GUARANTEED MONTHLY COST OF INSURANCE RATES
                             RATES ARE PER $1,000

COVERAGE:        FPVL                          INSURED:               JOHN DOE
POLICY NUMBER:   16,000,001                    DATE OF ISSUE:   JANUARY 1,1995


ATTAINED AGE      RATE      ATTAINED AGE      RATE      ATTAINED AGE     RATE
     35           0.21           57           1.50           79          9.45
     36           0.23           58           1.64           80         10.13
     37           0.25           59           1.77           81         10.86
     38           0.27           60           1.93           82         11.68
     39           0.30           61           2.10           83         12.58
     40           0.32           62           2.29           84         13.54
     41           0.36           63           2.51           85         14.51
     42           0.39           64           2.76           86         15.48
     43           0.43           65           3.02           87         16.42
     44           0.47           66           3.29           88         17.44
     45           0.52           67           3.58           89         18.46
     46           0.56           68           3.87           90         19.47
     47           0.62           69           4.19           91         20.50
     48           0.67           70           4.54           92         21.61
     49           0.73           71           4.92           93         23.02
     50           0.79           72           5.36           94         24.84
     51           0.87           73           5.85           95         27.49
     52           0.95           74           6.38           96         32.04
     53           1.04           75           6.98           97         40.01
     54           1.15           76           7.59           98         54.83
     55           1.26           77           8.20           99         83.33
     56           1.38           78           8.82



These rates are for the base policy at issue. They are based on the 1980 Commissioners Standard Ordinary Mortality Table for a Male Smoker. Any values guaranteed in this contract are based on these rates.



11149

                 DEATH BENEFIT OPTION C ATTAINED AGE FACTORS



COVERAGE:       FPVL                              INSURED:           JOHN DOE
POLICY NUMBER:  16,000,001                        DATE OF ISSUE:  JAN 1, 1995

ATTAINED                      ATTAINED                    ATTAINED
AGE            RATE           AGE          RATE           AGE          RATE

35             3.55672        57           1.86927        79          1.25894
36             3.44147        58           1.82487        80          1.24518
37             3.33092        59           1.78253        81          1.23207
38             3.22471        60           1.74181        82          1.21958
39             3.12254        61           1.70294        83          1.20781
40             3.02488        62           1.66578        84          1.19682
41             2.93065        63           1.63034        85          1.18661
42             2.84092        64           1.59672        86          1.17704
43             2.75467        65           1.56496        87          1.16795
44             2.67217        66           1.53487        88          1.15911
45             2.59310        67           1.50629        89          1.15049
46             2.51761        68           1.47914        90          1.14189
47             2.44492        69           1.45316        91          1.13301
48             2.37560        70           1.42835        92          1.12355
49             2.30894        71           1.40470        93          1.11320
50             2.24502        72           1.38216        94          1.10181
51             2.18358        73           1.36087        95          1.08918
52             2.12496        74           1.34086        96          1.07519
53             2.06885        75           1.32212        97          1.06014
54             2.01522        76           1.30475        98          1.04417
55             1.96426        77           1.28856        99+         1.02648
56             1.91563        78           1.27334        HIGHER





11151

1.  DEFINITIONS IN THIS POLICY

WE, US AND OUR

General American Life Insurance Company.

YOU AND YOUR

The owner of this policy. The owner is as shown in the application or in any supplemental agreement attached to this policy, unless later changed as provided in this policy.

In the application the words "You" and "Your" refer to the proposed Insured person(s).

INSURED

The person whose life is Insured under this policy. See the policy specifications page.

ISSUE AGE

The Insured's age at his or her nearest birthday as of the Issue Date.

ATTAINED AGE

The Issue Age plus the number of completed policy years.

ISSUE DATE

The effective date of the coverage under this policy which is the Issue Date shown on the policy specifications page. It is also the date from which policy anniversaries, policy years, and policy months are measured.

INVESTMENT START DATE

The date the first premium is applied to the General Account and/or the Divisions of Separate Account Eleven. This date will be the later of:

-     The Issue Date of the policy; or

-     The date we receive the first premium at our home office.

MATURITY DATE

The Insured's date of death. It is possible that insurance coverage may not continue even if planned premiums are paid in a timely manner.

MONTHLY ANNIVERSARY

The same date in each succeeding month as the Issue Date except that whenever the Monthly Anniversary falls on a date other than a Valuation Date, the Monthly Anniversary will be deemed the next Valuation Date. If any Monthly Anniversary would be the 29th, 30th, or 31st day of a month that does not have that number of days, then the Monthly Anniversary will be the last day of that month.

GENERAL ACCOUNT

The assets held by us, excluding any loans, other than those allocated to the Divisions of Separate Account Eleven or any other Separate Account.

SEPARATE ACCOUNT

Separate Account Eleven, a separate investment account created by us to receive and invest net premiums received for this policy or other policies.

LOAN ACCOUNT

The account to which we will transfer from the General Account and the Divisions of Separate Account Eleven the amount of any policy loan.

LOAN SUBACCOUNT

A Loan SubAccount exists for the General Account and each Division of Separate Account Eleven. Any cash value transferred to the Loan Account will be allocated to the appropriate Loan SubAccount to reflect the origin of the cash value. At any point in time, the Loan Account will equal the sum of all the Loan SubAccounts.

VALUATION DATE

Each day that the New York Stock Exchange is open for trading, we are open for business and the SEC has not restricted trading or declared an emergency.

SEC

The United States Securities and Exchange Commission.


10396                             3.01
(1/95)

2.  PERSONS WITH AN INTEREST IN THE POLICY

OWNER

The owner of this policy is as shown in the application or in any supplemental agreement attached to this policy, unless later changed as provided in this policy. You, as owner, are entitled to all rights provided by this policy, while it is in force. Any person whose rights of ownership depend upon some future event will not possess any present rights of ownership. If there is more than one owner at a given time, all must exercise the rights of ownership by joint action.

1.  OWNER'S RIGHTS.   Unless otherwise provided, the policy will be jointly
    owned by all owners named in a class, or by the survivors of that class.

2.  TRUSTEE OWNER.   We may act in reliance upon the written request of any
    trustee and we are not responsible for proper administration of the trust.

3.  FINAL OWNER.   Unless otherwise provided, the final owner will be the estate of the last owner to die.

BENEFICIARY

The beneficiary to receive the proceeds in the event of the Insured's death is as shown in the application or in any supplemental agreement attached to this policy, unless later changed as provided in the policy. You may change the beneficiary in accordance with the Change of Owner or Beneficiary provision. Unless otherwise stated, the beneficiary has no rights in this policy before the death of the Insured. If there is more than one beneficiary at the death of the Insured, each will receive equal payments unless otherwise provided. Unless you provide otherwise, if a beneficiary dies prior to the Insured's death, that beneficiary's share will be paid to the living beneficiaries of that class. The deceased beneficiary's share will be paid in the same proportion as the living beneficiaries' shares. If there are no beneficiaries living when the Insured dies, or at the end of any Common Disaster period, the proceeds (commuted if required) will be payable to you, if you are living, or to your estate.

Any payment we make will terminate our liability with respect to such payment. If the Insured designates specific amounts to be paid to specific beneficiaries and the total of those amounts is other than the amount of proceeds payable, the proceeds payable will be adjusted and paid in the same proportion as the specific amounts were to be paid.

1. "CHILDREN LEGALLY ADOPTED" means those adopted through recognized statutory proceedings.

2.   A CORPORATION includes its successors or assigns.

Any term used in the MASCULINE, FEMININE, SINGULAR or PLURAL, will include or be the opposite gender or number where necessary.

If any beneficiary designation in the application includes any of the following provisions, the terms of that provision shown below will apply:

1.   PER STIRPES.   The share of a deceased beneficiary will be paid to
     that beneficiary's surviving children, equally.

2.   COMMON DISASTER.   We will not make payment until the stated number of
     days after the Insured's death. If any beneficiary dies during this period, or if the order of death of any beneficiary and the Insured cannot be determined, we will pay as though such beneficiary died first.

3.   TRUST FOR MINOR BENEFICIARY.   The original or successor trustee for a
     minor beneficiary will serve without bond and exercise all rights and receive all proceeds for the minor beneficiary. Such proceeds will be held in a separate trust and used at the trustee's discretion for such minor's education, support, care and general welfare. The trust will terminate at the legal age of majority or prior death of the minor beneficiary. Any funds then held by the trustee will be paid in one sum to such beneficiary or the beneficiary's estate. The trust can be revoked by change of beneficiary under the policy. Payment to any trustee will discharge us to the extent of such payment.


10396                             3.02
(1/95)

4.   TRUST UNDER WILL. When we receive at our Home Office:

     a) Certified copies of the Last Will and Testament of the named testator; and

     b) The order admitting the Will to probate; and if such Will created a trust capable of receiving proceeds;

     then we will pay the proceeds to the trustee.

     If, before we receive these documents, satisfactory proof is furnished that:

     a)   the testator died intestate; or

     b)   the Will created no trust capable of receiving proceeds; or

     c)   the testator was not the Insured, but survived the Insured;

     then we will pay the proceeds to you, unless otherwise provided.

     If we pay under any of these conditions, we will be discharged to the extent of such payment. We are not required to check into the validity, general terms or proper administration of the trust. Such trustee designation will not affect your rights under the policy, including the right to change the beneficiary.

5. TRUST UNDER SEPARATE WRITTEN AGREEMENT. When we receive at our Home Office a written statement from the trustee named in the beneficiary designation that:

     a)   the trust agreement is in force; and

     b)   the agreement permits the trustee to receive the proceeds;

     then we will pay the proceeds to the trustee.

     If, before we receive the trustee's statement, satisfactory proof is furnished that:

     a)   the trust agreement is not in effect; or

     b)   the agreement does not permit the trustee to receive the proceeds;

     then we will pay the proceeds to you, unless otherwise provided.

     If we pay under any of these conditions, we will be discharged to the extent of such payment. We are entitled to rely on any statements or documents furnished to us by the trustee and are not required to check into the validity, general terms or proper administration of the trust agreement. Such trustee designation will not affect your rights under the policy, including the right to change the beneficiary.

6.   IRREVOCABLE BENEFICIARY.   You cannot change an irrevocable
     beneficiary without the written consent of such beneficiary. Also, you cannot exercise any other ownership rights without the consent of such beneficiary, if the exercise of such rights will have the effect of diminishing the rights and interest of the irrevocable beneficiary.

7.   CREDITOR BENEFICIARY.   Proceeds payable to any creditor beneficiary
     are limited to its provable interest. The balance of any proceeds will be paid to any other named beneficiary. If there is no other beneficiary living, we will pay the proceeds to you, unless otherwise provided. You cannot change a creditor beneficiary without the written consent of the creditor or release of its interest. Also, you cannot exercise any other ownership rights without the consent of such beneficiary, if the exercise of such rights will have the effect of diminishing the rights and interest of the creditor beneficiary.

8.   BUSINESS BENEFICIARY.   If any designation indicates the existence of
     a business relationship between the Insured and the beneficiary, such designation may not be changed without the consent of the business beneficiary. Also, you cannot exercise any other ownership rights without the written consent of such beneficiary, if the exercise of such rights will have the effect of diminishing the rights and interest of the business beneficiary.

10396                              3.03
(1/95)

CHANGE OF OWNER OR BENEFICIARY

During the Insured's lifetime you may change the ownership and beneficiary designations, subject to any restrictions as stated in the Owner or Beneficiary provisions. You must make the change in written form satisfactory to us. If acceptable to us the change will take effect as of the time you signed the request, whether or not the Insured is living when we receive your request at our home office. The change will be subject to any assignment of this policy or other legal restrictions. It will also be subject to any payment we made or action we took before we received your written notice of the change. We have the right to require the policy for endorsement before we accept the change.

If you are also the beneficiary of the policy at the time of the Insured's death, you may designate some other person to receive the proceeds of the policy within 60 days after the Insured's death.

ASSIGNMENTS

We will not be bound by an assignment of the policy or of any interest in it unless:

1.   The assignment is made as a written instrument,

2. You file the original instrument or a certified copy with us at our home office, and

3.   We send you an acknowledged copy.

We are not responsible for determining the validity of any assignment.

If a claim is based on an assignment, we may require proof of interest of the claimant. A valid assignment will take precedence over any claim of a beneficiary.

REQUESTS FOR CHANGES AND/OR INFORMATION

Submit all requests for change and/or information in writing to our home office - General American Life Insurance Company, P.O. Box 14490, St. Louis, MO 63178.


3.   GENERAL PROVISIONS

THE CONTRACT

We have issued this policy in consideration of the application and payment of premiums. The policy, the application for it, any riders and any application for an increase in face amount constitute the entire contract and are attached to and made a part of the policy when the insurance applied for is accepted. A copy of any application for reinstatement will be sent to you for attachment to this policy and will become part of the contract of reinstatement and of this policy. The policy may be changed by mutual agreement. Any change must be in writing and approved by our President, Vice-President or Secretary. Our agents have no authority to alter or modify any terms, conditions, or agreements of this policy, or to waive any of its provisions.

CONFORMITY WITH STATUTES

If any provision in this policy is in conflict with the laws of the state which govern this policy, the provision will be deemed to be amended to conform with such laws. In addition, we reserve the right to change this policy if we determine that a change is necessary to cause this policy to comply with, or give you the benefit of, any federal or state statute, rule, or regulation, including, but not limited to, requirements for life insurance contracts under the Internal Revenue Code, or its regulations or published rulings.

STATEMENTS IN APPLICATION

All statements made by the Insured or on his or her behalf, or by the applicant, will be deemed representations and not warranties, except in the case of fraud. Material misstatements will not be used to void the policy, any rider or any increase in face amount or deny a claim unless made in the application for a policy, a rider or an increase in face amount.

CLAIMS OF CREDITORS

To the extent permitted by law, neither the policy nor any payment under it will be subject to the claims of creditors or to any legal process.

10396                              3.04
(1/95)

RIGHT TO EXAMINE INCREASE IN FACE AMOUNT

You have the right to request us to cancel an increase in face amount and receive a premium refund. The request must be in writing and must be made no later than:

- 20 days from the date you received the new policy specifications page for the increase; or

-    45 days after the date you signed the application for the increase.

If you do request us to cancel the increase, the monthly deductions associated with that increase will be restored to the policy's cash value. This amount will be allocated to the General Account and the Divisions of Separate Account Eleven in the same manner as it was deducted.

CONVERSION RIGHTS

While your policy is in force, you have a one time right during the first two policy years to transfer all of your cash value from the Divisions of Separate Account Eleven to the General Account.

If, at any time during the first two policy years, you request in writing the transfer of the cash value held in the Divisions of Separate Account Eleven to the General Account and you indicate that you are making this transfer in exercise of your conversion rights, the transfer will not be subject to a transfer charge or transfer limits, if any. At the time of such transfer, there will not be any effect on the policy's death benefit, face amount, net amount at risk, rate class or Issue Age.

If you exercise your one time conversion right, we will automatically allocate all future net premiums to the General Account.

MISSTATEMENT OF AGE OR SEX AND CORRECTIONS

If it is found that the amount of any benefit provided by this policy is incorrect because of misstatement as to the age or sex (if applicable), the amount of the benefit will be equitably adjusted on the basis of the correct facts.

If we make any payment or policy changes in good faith, relying on our records, or evidence supplied to us, our duty will be fully discharged. We reserve the right to correct any errors in the policy.

INCONTESTABILITY

We cannot contest this policy after it has been in force during the lifetime of the Insured for two years from its Issue Date. We cannot contest an increase in face amount with regard to material misstatements made concerning such increase after it has been in force during the lifetime of the Insured for two years from its effective date. We cannot contest any reinstatement of this policy after it has been in force during the lifetime of the Insured for a period of two years from the date we approve the reinstatement. This provision will not apply to any rider which contains its own incontestability clause.

SUICIDE EXCLUSION

If the Insured dies by suicide, which sane or insane, within two years from the Issue Date (or within the maximum period permitted by law of the state in which this policy was delivered, if less than two years), the amount payable will be limited to the amount of premiums paid, less any outstanding policy loans with interest to the date of death, and less any partial withdrawals.

If the Insured, while sane or insane, commits suicide within two years after the effective date of any increase in face amount, the death benefit for that increase will be limited to the monthly deductions for the increase.

If this policy is issued to a Missouri citizen, this provision does not apply unless the Insured intended suicide when this policy was applied for. If on the effective date of any increase in face amount, the owner is a Missouri citizen, this provision does not apply to that increase unless the Insured intended suicide when the increase in face amount was applied for.

10396                              3.05
(1/95)

ANNUAL REPORT

Each year a report will be sent to you which shows the current policy values, premiums paid and deductions made since the last report, and any outstanding policy loans.

PROJECTION OF BENEFITS AND VALUES

You may make a written request to us for a projection of illustrative future cash values and death benefits. This projection will be furnished to you for a nominal fee. This fee will not exceed $25.00.


4.   SEPARATE ACCOUNT PROVISIONS

SEPARATE ACCOUNT

The variable benefits under this policy are provided through investments in Separate Account Eleven. This account is used for flexible premium variable life insurance policies and, if permitted by law, may be used for other policies or contracts as well.

We hold the assets of Separate Account Eleven. These assets are held separately from the assets held in the General Account. Income, gains and losses---whether or not realized---from assets allocated to Separate Account Eleven will be credited to or charged against the account without regard to our other income, gains or losses.

The portion of the assets held by Separate Account Eleven equal to the reserves and other policy liabilities with respect to Separate Account Eleven will not be charged with liabilities that arise from any other business we may conduct. We have the right to transfer to our General Account any assets of Separate Account Eleven which are in excess of the reserves and other policy liabilities of Separate Account Eleven.

Separate Account Eleven is registered with the Securities and Exchange Commission as a unit investment trust under the Investment Company Act of 1940. Separate Account Eleven is also subject to the laws of the State of Missouri, which regulate the operations of insurance companies incorporated in Missouri. The investment policy of Separate Account Eleven will not be changed without the approval of the Insurance Commissioner of the State of Missouri. The approval process is on file with the Insurance Commissioner of the state in which this policy was delivered.

DIVISIONS

Separate Account Eleven has several Divisions. Each Division invests in a corresponding investment portfolio from one or more registered investment companies.

Income, gains and losses---whether or not realized---from the assets of each Division of Separate Account Eleven are credited to or charged against that Division without regard to income, gains or losses in other Divisions of Separate Account Eleven or in the General Account.

We will value the assets of each Division of Separate Account Eleven at the end of each valuation period. A valuation period is the period between two successive Valuation Dates. A Valuation Date is any day that benefits vary and on which the New York Stock Exchange and our home office are open for business or any other day that may be required by any applicable Securities and Exchange Commission Rules and Regulations.

10396                              3.06
(1/95)

TRANSFERS

You may transfer amounts as follows:

-    Between the General Account and the Divisions of Separate Account
     Eleven; or

-    Among the Divisions of Separate Account Eleven.

These transfers will be subject to the following conditions:

-    We must receive a written request for transfer.

- Transfers from or among the Divisions of Separate Account Eleven may be made once each policy month and must be at least $500.00 or the entire amount you have in a Division, if smaller.

- Transfers or partial withdrawals from the General Account to the Divisions of Separate Account Eleven may be made up to four times in any policy year after the first and must be at least $500.00. The maximum amount of all transfers and partial withdrawals from the General Account in any policy year will be the greater of (1) or (2):

     1. The cash surrender value of the General Account at the beginning of that policy year multiplied by the withdrawal percentage limit, as shown on the policy specifications page.

     2.   The previous year's General Account maximum withdrawal amount.

     The General Account Cash Value immediately after any transfer in to the General Account cannot exceed 1., below, multiplied by 2., below:

     1.   The General Account Cash Value plus the Separate Account Cash
          Value.

     2. The General Account Maximum Allocation Percent as shown on the policy specifications page.

We may revoke or modify the transfer privilege at any time, including the minimum amount transferable, the General Account Maximum Allocation Percent, and the transfer charge, if any.

ADDITION, DELETION OR SUBSTITUTION OF INVESTMENTS

We reserve the right, subject to compliance with applicable law, to make additions to, deletions from, or substitutions for the shares of a fund that are held by Separate Account Eleven or that Separate Account Eleven may purchase. We reserve the right to eliminate the shares of any of the funds of this policy and to substitute shares of another fund of a registered investment company, if the shares or funds are no longer available for investment or if in our judgement, further investment in any fund should become inappropriate in view of the purpose of the policy. We will not substitute any shares attributable to the owner's interest in a Division of Separate Account Eleven without notice to the owner and compliance with the Investment Company Act of 1940. This will not prevent Separate Account Eleven from purchasing other securities for other series or classes of policies, or from permitting conversion between series or classes of policies or contracts on the basis of requests made by owners.

We reserve the right to establish additional Divisions of Separate Account Eleven which would invest in shares of registered investment companies and to make such Divisions available to such class or series of policies as we deem appropriate. We also reserve the right to eliminate or combine existing Divisions of Separate Account Eleven or to transfer assets between Divisions.

If we consider it to be in the best interest of persons having voting rights under the policies, Separate Account Eleven may be operated as a management company under the Investment Company Act of 1940; it may be deregistered under that Act in the event registration is no longer required; it may be combined with other separate accounts; or its assets may be transferred to other separate accounts.

10396                              3.07
(1/95)

5.   POLICY BENEFITS

POLICY PROCEEDS

The policy proceeds are:

1.   The death benefit under the contract type then in effect; plus

2. The monthly cost of insurance for the portion of the policy month from the date of death to the end of the policy month of death; minus

3.   Any loan and loan interest due.

DEATH BENEFIT

The death benefit depends upon the contract type in effect on the date of the Insured's death. The contract type in effect is shown on the policy specifications page.

Option A Contract Type:

The death benefit is the greater of:

1.   The face amount; or

2. The applicable percentage of the cash value on the date of death as described in Section 7702(d) of the Internal Revenue Code of 1986 and modified for ages 95 and above or any applicable successor provision thereto.

Option B Contract Type:

The death benefit is the greater of:

1.   The face amount plus the cash value on the date of death; or

2. The applicable percentage of the cash value on the date of death as described in Section 7702(d) of the Internal Revenue Code of 1986 and modified for ages 95 and above or any applicable successor provision thereto.

Option C Contract Type:

The death benefit is the greater of:

1.   The face amount; or

2. The cash value on the date of death multiplied by the applicable Attained Age factor as shown on the policy's Death Benefit Option C Attained Age Factors page.

Notwithstanding anything in this policy, the death benefit will in no case be less than the amount necessary to cause the policy to meet the requirements for the definition of life insurance under the Internal Revenue Code of 1986 or any applicable successor provision thereto.

APPLICABLE PERCENTAGE:

The percentages as currently described in Section 7702(d) of the Internal Revenue Code of 1986 and modified for ages 95 and above are as follows:

In the case of an Insured  with an      The applicable percentage
Attained Age as of the beginning        will decrease by a ratable
of the contract year of:                portion for each full year:

More than:        But not more than:    From:                    To:

      0 ................... 40           250 ................... 250
     40 ................... 45           250 ................... 215
     45 ................... 50           215 ................... 185
     50 ................... 55           185 ................... 150
     55 ................... 60           150 ................... 130
     60 ................... 65           130 ................... 120
     65 ................... 70           120 ................... 115
     70 ................... 75           115 ................... 105
     75 ................... 90           105 ................... 105
     90 ................... 95           105 ................... 101
     95 or                               101
        higher

10492                              4.01
(1/95)

POLICY CHANGES

You may request policy changes at any time unless we specifically indicate otherwise. We limit the number of changes to one per policy year, and we do not permit changes in the first policy year. The types of changes allowed are explained below.

No change will be permitted that would result in this policy not satisfying the definition of life insurance under the Internal Revenue Code of 1986 or any applicable successor provision thereto.

CHANGE IN FACE AMOUNT

The face amount may be changed by sending us a written request.

Any decrease in face amount will be subject to the following conditions:

1. The decrease will become effective on the Monthly Anniversary on or following our receipt of the request.

2.   The decrease will reduce the face amount in the following order:

     a.   The face amount provided by the most recent increase;

     b. Face amounts provided by the next most recent increases, successively; and

     c.   The face amount when the policy was issued.

3. The face amount remaining in force after any requested decrease may not be less than the minimum face amount shown on the policy specifications page.

4.   Any decrease must be at least $5,000.

A surrender charge will apply to any decrease in face amount as explained in the Surrender Charge provision.

You can increase the face amount subject to the following conditions:

1. Proof that the Insured is insurable by our standards on the date of the requested increase must be submitted.

2. Increases may only be requested within 60 days prior to the policy anniversary. If approved by us, the increase will become effective on that policy anniversary.

3.   Any increase must be at least $5,000.

4. The Insured must have an Attained Age not greater than age 80 on the policy anniversary that the increase will become effective.

We will amend your policy to show the effective date of the decrease or increase.

CHANGE IN CONTRACT TYPE

If the contract type in effect is Option A or Option B, you may change the contract type by sending us a written request. The effective date of the change will be the Monthly Anniversary on or following the date we receive your request. On the effective date of this change the death benefit payable does not change, but the face amount may change.

If the contract type in effect is Option B, you may change it to Option A. The face amount will be increased to equal the death benefit on the effective date of change. The contract type cannot be changed from Option B to Option C.

If the contract type in effect is Option A, you may change it to Option B.
Proof that the Insured is insurable by our standards on the date of the change must be submitted. The face amount will be decreased to equal the death benefit less the cash value on the effective date of change. This change may not be made if it would result in a face amount which is less than the minimum face amount shown on the policy specifications page. A surrender charge will apply to any decrease in face amount as explained in the Surrender Charge provision. The contract type cannot be changed from Option A to Option C.

If the contract type in effect is Option C, the contract type cannot be changed.

10492                              4.02
(1/95)

6.   PREMIUMS AND GRACE PERIOD

PAYMENT OF PREMIUMS

Your first premium is due as of the Issue Date. While the Insured is living, premiums after the first must be paid at our home office. A premium receipt will be furnished upon request. If this policy is in your possession and you have not paid the first premium, it is not in force. It will be considered that you have the policy for inspection only.

Premiums may be paid in any amount and at any interval subject to the following conditions:

1. At issue, the initial premium payment must be greater than or equal to the initial annual premium amount for the policy as shown on the policy specifications page.

2.   Any premium payment must be at least $10.00.

3. Total premiums paid in any policy year for policies issued with the Option A or B contract type may not exceed an amount that would cause the policy to fail the definition of life insurance as defined by
     Section 7702 of the Internal Revenue Code of 1986, or any applicable successor provision thereto. The maximum premium limit for the following policy year will be shown on your annual report.

     On any date that we receive a premium which causes the Death Benefit to increase by an amount that exceeds that premium received, we reserve the right to refuse that premium payment. We may require additional evidence of insurability before we accept the premium.

NET PREMIUM

The net premium is:

1.   The premium paid; minus

2. The premium paid multiplied by the premium tax percentage as shown on the policy specifications page.

PREMIUM TAX PERCENTAGE

A charge will be deducted for premium taxes from each premium submitted. The current charge, as a percent of the premium, is shown on the policy specifications page. We reserve the right to charge a higher percent if the average premium tax increases. This increase will be up to the amount of the average premium tax increase.

ALLOCATION OF NET PREMIUMS

You determine the allocation of net premiums among the General Account and the Divisions of Separate Account Eleven. For any chosen allocation the minimum percentage that may be allocated is 5% of the net premium. Percentages must be in whole numbers. The General Account Cash Value immediately after payment of the premium cannot exceed 1., below, multiplied by 2., below:

1.   The General Account Cash Value plus the Separate Account Cash Value.

2. The General Account Maximum Allocation Percent as shown on the policy specifications page.

The initial allocation is shown on the application, a copy of which is attached. We may modify the General Account Maximum Allocation Percent at any time.

For any premium received during the "right to examine policy" period, we will initially allocate the net premium to the Division that invests exclusively in shares of our Money Market fund unless prohibited by state law. When this period expires, cash value in that Division will be transferred to the General Account and the Divisions of Separate Account Eleven according to the allocation percentages shown on the application, a copy of which is attached. For any premium received after the "right to examine policy" period, the net premium will be allocated according to the allocation percentages shown on the policy specifications page or your most recent allocation instructions received by us.



10492                          4.03
(1/95)

YOUR RIGHT TO CHANGE ALLOCATION

You may change the allocation of future net premiums among the General Account and/or the Divisions of Separate Account Eleven subject to the conditions outlined in the Allocation of the Net Premiums Provision. The change in allocation percentages will take effect immediately upon our receipt of your written request.

GRACE PERIOD

We will allow a grace period of 62 days. The grace period will start on any Monthly Anniversary when the cash surrender value is not large enough to cover the monthly deduction due. (Monthly deduction is defined in the Cash Values Section.) At that time, we will send you and any assignee of record a notice.

If we do not receive a net premium payment large enough to cover the monthly deduction by the end of the grace period, your policy will lapse at the end of that 62 day period and it will then terminate without cash value. If the Insured dies during the grace period, any past due monthly deductions will be deducted from the death benefit.

REINSTATEMENT

You may reinstate your lapsed policy within 5 years after the date of lapse. To reinstate, you must submit the following items:

1.   A written request for reinstatement.

2.   Proof satisfactory to us that the Insured is insurable by our standards.

3.   A net premium payment large enough to cover:

     a.  The monthly deductions due at the time of lapse; and

     b.  Two times the monthly deduction due at the time of reinstatement.

4. A payment to cover any Loan Interest due and unpaid at the time of lapse.

Upon receipt of the above payments, we will deduct any monthly deductions and loan interest due and unpaid at the time of lapse. The Insured must be alive on the date we approve the request for reinstatement. If the Insured is not alive, such approval is void and of no effect.

The reinstated policy will be in force from the date we approve the reinstatement application. There will be a full monthly deduction for the policy month which includes this date. Any application for reinstatement becomes part of the contract of reinstatement and of this policy.

Any loan may be paid or reinstated. Any loan reinstated will cause a cash value of an equal amount to be reinstated.

Any loan repaid at the time of reinstatement will cause an increase in cash value equal to the amount of the repaid loan.

The surrender charge at the time of reinstatement will be the surrender charge in effect at the time of lapse. If only a portion of the coverage is reinstated then only the applicable portion of the surrender charge will be reinstated. If only a portion of the coverage is reinstated, the cash value following reinstatement will be increased by the applicable portion of the surrender charge imposed at the time of lapse.

10492                          4.04
(1/95)

7.   DIVIDENDS

ANNUAL DIVIDENDS

While your policy is in force it may share in our divisible surplus. Each year we will determine the share of divisible surplus, if any, accruing to your policy. We will distribute this surplus as a dividend.

DIVIDEND OPTIONS

You may chooses one of the following options. If you do not, we will credit any dividend under Option 2 until such time as you request in writing a different option. The option you choose will remain in effect until you change it.

OPTION 1. Cash.  Paid in cash.

OPTION 2. Increase Cash Value. Paid to the policy's cash value on the date of any dividend payment. The cash value will increase by exactly the amount of the dividend.

          The dividend will be allocated to the General Account and the Divisions of Separate Account Eleven according to the current allocation of the net premium.

8.   LOANS

After the first policy anniversary, upon written request to us, you may borrow an amount not in excess of the loan value of your policy while it is in force. The minimum amount of your net loan request at any one time must be at least $500. Your policy will be the sole security for such loan. We have the right to require your policy for endorsement.

The loan value is 90% of the cash value of your policy at the date of the loan request, reduced by:

1.   Any existing loans; and

2.   Loan interest to the next loan interest due date; and

3.   Every monthly deduction due to the next loan interest due date; and

4.   Any surrender charges.

You may allocate the policy loan among the General Account and the Divisions of Separate Account Eleven. If you do not specify the allocation, then the policy loan will be allocated among the General Account and the Divisions of Separate Account Eleven in the same proportion that the cash value in the General Account, and the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account, on the date of the policy loan.

Cash value equal to the policy loan allocated to the General Account and each Division of Separate Account Eleven will be transferred to the Loan Account, reducing the cash value accordingly. Any cash value transferred to the Loan Account will be allocated to the appropriate Loan SubAccount.

LOAN INTEREST DUE DATE

The accrued loan interest will be due the earliest of :

1.  The next policy anniversary date.

2.  The date of termination of the policy.

3.  The date the loan is repaid in full.

4. The date the loan plus loan interest accrued exceeds the cash value less any surrender charges.



10688                          6.01
(1/95)

Interest will be payable annually on each policy anniversary. If you do not pay the interest when it is due on a policy anniversary, an amount of cash value equal to the loan interest will also be transferred to the Loan Account. We will charge the same rate of interest on this amount as on the policy loan. The amount transferred will be deducted from the General Account and the Divisions of Separate Account Eleven in the same proportion that the cash value in the General Account and the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account.

INDEXED LOAN INTEREST

The loan interest is charged daily at a rate we set from time to time. This rate will never be more than the maximum permitted by law. We will not change this rate more than once a year. Any change will be effective on your policy anniversary date.

The rate of interest we set for a policy year may not exceed a maximum limit which is the higher of:

a. The Published Monthly Average for the calendar month ending 2 policy months before the beginning of the policy month in which the policy anniversary falls. (Example: for a policy with a June anniversary, the March Published Average.); or

b. The General Account Cash Value Guaranteed Interest Rate shown on the policy specifications page, plus 1%.

The Published Monthly Average means:

a. Moody's Corporate Bond Yield Average-Monthly Average Corporates, as published by Moody's Investors Service, Inc. or any successor to that service; or

b. If that average is no longer published, a substantially similar average, established by regulation issued by the insurance supervisory official of the state in which this policy is delivered.

If the maximum limit for a policy year increases by 1/2%, we may increase the rate to that maximum limit. If the maximum limit for a policy year decreases by 1/2%, we will decrease the rate to that maximum limit.

We will tell you the current loan interest rate when a loan is made. We will also mail you an advance notice if there is to be a change in the loan interest rate applicable to any existing loan balance.

LOAN REPAYMENTS

All funds received will be credited to your policy as a premium unless clearly marked for loan repayment.

You may repay your loan in whole or in part at any time before the death of the Insured while the policy is in force. When a loan repayment is made, cash value securing the debt in the Loan Account equal to the loan repayment will be repaid to the General Account and the Divisions of Separate Account Eleven in the same proportion that the cash value in the Loan Account bears to the cash value in each Loan SubAccount. Unpaid loans and loan interest will be deducted from any settlement of your policy.

If you fail to make repayments when the total loan and loan interest due would exceed the cash value, less any surrender charges, your policy will terminate. We will allow you a grace period for such payment of loans and loan interest due. In such event the policy becomes void at the end of the grace period.
We will mail notice to your last known address, the last known address of the Insured, and that of any assignee of record. This grace period will expire 62 days from the Monthly Anniversary immediately before the date the total loan and loan interest exceeds the cash value less any surrender charges; or 31 days after such notice has been mailed, if later.


10688                          6.02
(1/95)

9.     CASH VALUES

CASH VALUE

The cash value of your policy is equal to the total of:

-  The cash value in the General Account; plus

-  The cash value in the Divisions of Separate Account Eleven; plus

-  The cash value in the Loan Account.

GENERAL ACCOUNT CASH VALUE

The cash value in the General Account as of the Investment Start Date is equal to:

- The portion of the initial net premium received and allocated to the General Account; minus

- The portion of the monthly deductions due from the Issue Date through the Investment Start Date charged to the General Account.

The cash value in the General Account on any day after the Investment Start Date is equal to:

- The cash value on the preceding Valuation Date, with interest on such value at the current rate; plus

- Any portion of net premium received and allocated to the General Account on that day; plus

-  Any amounts transferred to the General Account on that day; plus

-  Any loan repayments allocated to the General Account on that day; plus

- That portion of any interest credited on outstanding loans which is allocated to the General Account on that day; minus

- Any amount transferred plus any transfer charge from the General Account to the Divisions of Separate Account Eleven on that day; minus

- Any partial withdrawal plus any withdrawal transaction charge made from the General Account on that day; minus

- Any portion of the surrender charge incurred on that day attributed to the General Account; minus

- Any amount transferred from the General Account to the Loan Account on that day; minus

- IF THAT DAY IS A MONTHLY ANNIVERSARY, the portion of the monthly deduction charged to the General Account, to cover the policy month which starts on that day.

GENERAL ACCOUNT INTEREST RATE

The interest credited to the General Account cash value for a specific day will be at an effective annual rate not less than the General Account cash value guaranteed interest rate shown on the policy specifications page.

SEPARATE ACCOUNT CASH VALUE

The cash value in each Division of Separate Account Eleven on the Investment Start Date is equal to:

- The portion of the initial net premium received and allocated to the Division; minus

- The portion of the monthly deductions due from the Issue Date through the Investment Start Date charged to the Division.


10688                          6.03
(1/95)

The cash value in each Division of Separate Account Eleven on subsequent Valuation Dates is equal to:

- The cash value in the Division on the preceding Valuation Date multiplied by that Division's net investment factor for the current valuation period; plus

- Any portion of net premium received and allocated to the Division during the current valuation period; plus

- Any amounts transferred to the Division from the General Account or from another Division during the current valuation period; plus

- Any loan repayments allocated to the Division during the current valuation period; plus

- That portion of any interest credited on outstanding loans which is allocated to the Division during the current valuation period; minus

- Any amounts transferred plus any transfer charge from the Division during the current valuation period; minus

- Any partial withdrawal plus any withdrawal transaction charge from the Division during the current valuation period; minus

- Any portion of the surrender charge incurred during the current valuation period attributed to the Division; minus

- Any amount transferred from the Division to the Loan Account during that valuation period; minus

- IF A MONTHLY ANNIVERSARY OCCURS DURING THE CURRENT VALUATION PERIOD, the portion of the monthly deduction charged to the Division during the current valuation period to cover the policy month which starts during that valuation period.

NET INVESTMENT FACTOR

The Net Investment Factor measures the investment performance of a Division during a valuation period. The Net Investment Factor for each Division for a valuation period is calculated as follows:

-    The value of the assets at the end of the preceding valuation period;
     plus

- The investment income and capital gains---realized or unrealized--- credited to the assets in the valuation period for which the net investment factor is being determined; minus

- The capital losses---realized or unrealized---charged against those assets during the valuation period; minus

- Any amount charged against each Division for taxes, including any tax or other economic burden resulting from the application of tax laws that we determine to be properly attributable to the Divisions of the Separate Account, or any amount we set aside during the valuation period as a reserve for taxes attributable to the operation or maintenance of each Division; minus

- A charge not to exceed the daily investment percentage shown on the policy specifications page for each day in the valuation period. This corresponds to an annual investment percentage of the mortality and expense risk percentage shown on the policy specifications page; divided by

-    The value of the assets at the end of the preceding valuation period.

LOAN ACCOUNT CASH VALUE

The cash value in the Loan Account as of the Investment Start Date is zero.

The cash value in the Loan Account on any day after the Investment Start Date is equal to:

- The cash value in the Loan Account on the preceding Valuation Date, with interest; plus

- Any amount transferred to the Loan Account from the General Account on that day; plus

10688                              6.04
(1/95)

- Any amount transferred to the Loan Account from the Divisions of Separate Account Eleven on that day; minus

-    Any loan repayments on that day; plus

- IF THAT DAY IS A POLICY ANNIVERSARY, an amount due to cover the loan interest, if not paid by you.

Cash value held in the Loan Account for loan collateral will earn interest daily at an annual rate of not less than the following:

- For policy years one through ten, the General Account Cash Value Guaranteed Interest Rate shown on the policy specifications page.

-    For policy years eleven and later, the loan interest charged less .5%.

Interest credited on the cash value held in the Loan Account will be allocated at least once a year to the General Account and the Divisions of Separate Account Eleven in the same proportion that the cash value in each Loan SubAccount bears to the cash value in the Loan Account.

MONTHLY COST OF INSURANCE

The monthly cost of insurance for the following month is deducted on the Monthly Anniversary date. The monthly cost of insurance is 1, below, multiplied by the difference between 2 and 3 below:

1.   The monthly cost of insurance rate divided by 1,000.

2. The death benefit at the beginning of the policy month divided by the monthly cost of insurance factor shown on the policy specifications page.

3. The cash value at the beginning of the policy month, before the deduction of the monthly cost of insurance.

If the contract type is Option A or Option C and if there has been an increase in the face amount, then the cash value will first be considered a part of the face amount when the policy was issued. If the cash value is greater than the initial face amount, the excess cash value will then be considered a part of each increase in order, starting with the first increase.

MONTHLY COST OF INSURANCE RATES

At the beginning of each policy year, the monthly cost of insurance rate is determined for the initial face amount and each increase in face amount. The monthly cost of insurance rate is based on the Attained Age, risk classification, sex and completed policy years from the effective date of the initial face amount and each increase in face amount. For the initial face amount, we will use the risk classification as of the Issue Date. For each increase, we will use the risk classification applicable to the increase. If the death benefit equals a percentage of the cash value, any increase in cash value will cause an automatic increase in the death benefit. The risk classification for such increase will be the same as that used for the most recent increase, excluding any riders, that required proof that the Insured was insurable by our standards.

The monthly cost of insurance rates will never exceed the rates shown on the Table of Guaranteed Monthly Cost of Insurance Rates page. Any change in the cost of insurance rates will apply to all persons of the same age, sex, and classification whose initial face amounts or increases in face amount have been in force for the same length of time.

SELECTION AND ISSUE EXPENSE CHARGE

The selection and issue expense charge for the initial face amount or for any increase in face amount is a monthly charge which equals the applicable face amount times a selection and issue expense charge rate, divided by 1,000. The selection and issue expense charge rate for the initial face amount of the policy will never exceed the rates shown on the policy specifications page for the initial face amount. A selection and issue expense charge will also be applied to any increase in face amount. This charge will never exceed the rates shown on the policy specifications page for that increase.

10688                              6.05
(1/95)

MONTHLY POLICY CHARGE

A policy charge will be deducted each policy month from the cash value. The amount of the monthly policy charge will never exceed the amount shown on the policy specifications page.

MONTHLY DEDUCTION

The monthly deduction is:

1.   The monthly cost of insurance; plus

2. The selection and issue expense charge multiplied by the face amount divided by 1,000; plus

3.   The monthly policy charge; plus

4.   The monthly cost, if any, for any rider included with this policy.

The monthly deduction for a policy month will be allocated among the General Account and the Divisions of Separate Account Eleven in the same proportion that the cash value in the General Account and the cash value in each Division bears to the total cash value of the policy, minus the cash value in Loan Account on the Monthly Anniversary.

CASH SURRENDER VALUE

The cash surrender value of this policy is:

1.   The cash value at the time of surrender; minus

2.   Any loan and loan interest accrued; minus

3.   Any surrender charge.

SURRENDER

You may surrender your policy for its cash surrender value at any time during the lifetime of the Insured. We will determine the cash surrender value as of the date we receive your written request at our home office. The cash surrender value will not be reduced by any monthly deduction due on that date for a subsequent policy month.

PARTIAL WITHDRAWAL

After the first policy year, upon written request to us, you can make a partial withdrawal of cash subject to the following conditions:

GENERAL ACCOUNT PARTIAL WITHDRAWAL

-    You may make up to four partial withdrawals or transfers in a policy year.

- The minimum amount of your partial withdrawal request at any one time must be at least $500 of your account.

- The maximum amount of all partial withdrawals and transfers from the General Account in a policy year will be the greater of (1) or (2):

     1. The cash surrender value of the General Account at the beginning of that policy year multiplied by the withdrawal percentage limit, as shown on the policy specifications page.

     2.   The previous year's General Account maximum withdrawal amount.

SEPARATE ACCOUNT PARTIAL WITHDRAWALS

-    You may make up to one partial withdrawal each policy month.

- The minimum amount of your partial withdrawal request at any one time must be at least $500 of a Division or your entire balance in that Division, if smaller.

- The maximum amount of your partial withdrawal from any one of the Divisions of Separate Account Eleven in a policy year will be the cash surrender value of that Division.

ALLOCATION OF PARTIAL WITHDRAWALS

You may allocate the partial withdrawal plus any applicable surrender charge, subject to the above conditions, among the General Account and the Divisions of Separate Account Eleven. If you do not specify the allocation, then the partial withdrawal will be allocated among the General Account and the Divisions of Separate Account Eleven in the same proportion that the cash value in the General Account and the cash value in each Division bears to the total cash value of the policy, minus the cash value in the Loan Account on the date of the partial withdrawal. If the General Account conditions will not allow this proportionate allocation, we will request that you specify an acceptable allocation.

10688                              6.06
(1/95)

If the contract type is Option A or Option C and the death benefit equals the face amount, then a partial withdrawal will decrease the face amount by an amount equal to the partial withdrawal plus the applicable surrender charge. This surrender charge will be allocated among the General Account and the Divisions of Separate Account Eleven in the same proportion that the partial withdrawal was allocated among the General Account and the Divisions of Separate Account Eleven. If the death benefit equals a percentage of the cash value then a partial withdrawal will decrease the face amount by any amount by which the partial withdrawal plus the applicable surrender charge exceeds the difference between the death benefit and the face amount. The face amount will be decreased in the following order:

1.   The face amount at issue, excluding riders; and

2.   Any increases in the same order in which they were issued.

No partial withdrawal will be processed which will result in the face amount, excluding riders, being decreased below the minimum face amount shown on the policy specifications page.

We reserve the right to change the minimum amount or the number of times you may make a partial withdrawal. We also may assess a transaction charge for a withdrawal.

SURRENDER CHARGE

A surrender charge will apply upon surrender, upon lapse, upon a partial withdrawal that reduces the face amount, or upon a decrease in face amount for up to 15 years from the policy's Issue Date or for up to 15 years following the effective date of any increase in face amount.

The surrender charge is the sum of A plus B, (the "Surrender Charge Amount") multiplied by the applicable percentage as shown on the Surrender Charge Schedule page, plus the surrender charge for any increase in face amount.

A. The Target Premium Surrender Charge Factor as shown on the policy specifications page multiplied by the lesser of: 1) the total premiums paid, excluding any premiums paid for an increase; and 2) the target premium as shown on the Surrender Charge Schedule page.

B. The Excess Premium Surrender Charge Factor as shown on the policy specifications page multiplied by the total premiums paid, excluding any premiums paid for an increase, in excess of the target premium, if any, as shown on the Surrender Charge Schedule page.

The surrender charge for an increase in face amount is the sum of A plus B, (the "Surrender Charge Amount") multiplied by the applicable percentage as shown on the Surrender Charge Schedule page for that increase.

A. The Target Premium Surrender Charge Factor as shown on the policy specifications page for that increase multiplied by the lesser of: 1) the total premiums allocated to that increase; and 2) the target premium for that increase. The target premium for the increase will be shown on the Surrender Charge Schedule page for the increase.

B. The Excess Premium Surrender Charge Factor as shown on the policy specifications page for that increase multiplied by the total premiums paid for that increase in excess of the target premium, if any, as shown on the Surrender Charge Schedule page.

The premium allocated to an increase for purposes of determining the surrender charge will be based on the rules established by the Securities and Exchange Commission.

The surrender charges for this policy will not exceed the limits established by the SEC.

10688                              6.07
(1/95)

A surrender charge will apply to any decrease in face amount. A decrease in face amount may decrease some or all of the initial face amount and increases in face amount as provided in Section 5. A partial withdrawal may cause a decrease in face amount as provided above and, therefore, a surrender charge may be taken. The amount of the surrender charge applied because of a decrease in face amount is defined on the surrender charge schedule page for the face amount being decreased. The surrender charge will be allocated among the General Account and the Divisions of Separate Account Eleven in the same proportion that the cash value in the General Account and the cash value in each Division bears to the total cash value of the policy minus the cash value in the Loan Account.

POSTPONEMENT OF PAYMENTS OR TRANSFERS

We will usually pay any amounts payable on surrender, partial withdrawal, or policy loan allocated to the Divisions of Separate Account Eleven within seven days after written notice is received. We will usually pay any death benefit proceeds within seven days after we receive due proof of claim. Payment of any amount payable, from the Divisions of Separate Account Eleven, on surrender, partial withdrawal, policy loan or death may be postponed whenever:

1. The New York Stock Exchange is closed (other than customary weekend and holiday closing) or trading on the New York Stock Exchange is restricted as determined by the SEC;

2. The SEC, by order, permits postponement for the protection of policy owners; or

3. An emergency exists as determined by the SEC, as a result of which disposal of securities is not reasonably practicable or it is not reasonably practicable to determine the value of the net assets of Separate Account Eleven.

We may defer payment of the portion of any amount payable from the General Account on surrender, or partial withdrawal for not more than six months. If we defer payment for 30 days or more, we will pay interest at the rate of 2 1/2% per year for the period of deferment.

Transfers may also be postponed under the circumstances listed above.

We may defer payment of the portion of any policy loan from the General Account for not more than six months. No payment from the General Account to pay premiums on this policy will be deferred.

CONTINUATION OF INSURANCE

If all premium payments cease, the insurance provided under this policy, including benefits provided by any rider attached to this policy, will continue in accordance with the provisions of this policy for as long as the cash surrender value is sufficient to cover the monthly deductions.

BASIS OF COMPUTATION

The minimum cash values and net single premiums are based on 1) the 1980 Commissioners Standard Ordinary, Male or Female, Smoker or Non-Smoker Mortality Tables, age nearest birthday; and 2) for amounts allocated to the General Account, compound interest at an annual rate of not less than the General Account cash value guaranteed interest rate shown on the policy specifications page. There is no minimum cash value guaranteed interest rate for amounts allocated to the Divisions of Separate Account Eleven.

All values are at least equal to those required by any applicable law of the state that governs your policy. We have filed a detailed statement of the method of calculating cash values and reserves with the insurance supervisory official of that state.

10688                              6.08
(1/95)

10.  PAYMENT OF POLICY BENEFITS

PAYMENT

A lump sum payment will be made as provided on the face page.

INTEREST ON PROCEEDS

We will pay interest on proceeds from the date of the insured's death to the date of payment. Interest will be at an annual rate determined by us, but never less than the guaranteed rate of 4.0%.

EXTENDED PROVISIONS

Provisions for settlement of proceeds different from a lump sum payment may only be made upon written agreement with us.

00765                              7.01
(1/95)

                  FLEXIBLE PREMIUM VARIABLE LIFE INSURANCE

                              PARTICIPATING




                                 GENERAL
                                 AMERICAN
                          LIFE INSURANCE COMPANY
                          13045 TESSON FERRY RD.
                        ST. LOUIS, MISSOURI 63128


10098
(1/95)

                       ACCIDENTAL DEATH BENEFIT RIDER

              ISSUED BY GENERAL AMERICAN LIFE INSURANCE COMPANY

                       PLEASE READ THIS RIDER CAREFULLY

The waiting period in the incontestability provision is different from that in the policy and begins on the effective date of this rider.

If we have approved this rider as a part of this policy, the benefit amount of this rider will be shown on the Policy Specifications page. This rider is subject to all applicable terms and provisions of the policy; except as modified herein.

ACCIDENTAL DEATH BENEFIT

This benefit is subject to the restrictions and provisions of this rider. We will pay the amount of this benefit as part of the policy proceeds. We must, however, receive due proof that the insured died:

1.    While this rider is in force; and

2.    Within 120 days from the date of an accidental injury; and

3. Directly and independently of all other causes from accidental bodily injury. Except for drowning, there must be visible evidence of a contusion or wound on the exterior of the body. If the injury is internal, it must be visibly manifested through an autopsy.

RISKS NOT ASSUMED

We will not pay this benefit if the insured's death results directly or indirectly from any of the following (nor will we pay this benefit if the insured's death was caused by or contributed to by any of these conditions):

1.    Self-inflicted injury while sane or insane.

2.    Any reasonably forseeable injury.

3. Any bodily or mental infirmity or disease existing before or which commences after the accidental injury.

4. Any medical or surgical treatment, unless such treatment is a result of a covered accidental injury.

5. Any infection, other than a bacterial infection which occurs as a result of a covered accidental injury.

6. The entry into the body, in any manner, whether voluntary or involuntary, of any of the following unless taken as prescribed by a licensed physician:

      a.    any intoxicant, excitant, hallucinogen; or

      b.    any other narcotic, drug or controlled substance.

7. The entry into the body, in any manner, whether voluntary or involuntary, of any of the following, unless involuntary in the course of employment:

      a.    any gas; or

      b.    any poison or poisonous substance.

8.    Voluntary participation in an assault.

9.    Voluntary participation in a felony.

10.   Voluntary participation in a riot.

11. Injury which is a result of war or any act of war while the insured is in the military, naval, or air forces of any country. Injury while in any auxiliary or civilian combatant or non-combatant unit. "Any country" includes any international organization or the combination of countries at war. "War" includes undeclared war.

12. Travel or flight in or on a descent from any kind of aircraft if the insured as a pilot, officer, or other member of the crew of the aircraft; or is giving or receiving any kind of training or instruction; or has any duties aboard the aircraft; or is being flown for the purpose of any descent from the aircraft. "Aircraft" includes rocket craft or any other vehicle, conveyance or device designed for travel or other movement in or beyond the earth's atmosphere.


1087000                              1
(9/92)

TERMINATION

You may terminate this rider as of any monthly anniversary following a proper written request. If this rider is not already terminated it will terminate on the date when any of the following events first occurs:

1.    The policy anniversary nearest age 70 of the insured; or

2.    The lapse of the policy; or

3.    The surrender of the policy; or

4.    The maturity of the policy; or

5.    The date of death of the insured.

COST OF INSURANCE

The cost of insurance for the accidental death benefit is determined on a monthly basis. The cost of insurance for a policy month is calculated as (a) multiplied by (b), where:

a.    is the cost of insurance rate for this benefit; and

b.    is the amount of accidental death benefit.

The cost of insurance rate for this benefit is based on the attained age and rate class of the insured. Cost of insurance rates will be determined by us based on expectations as to future experience. However, these rates will not exceed those shown in the Guaranteed Cost of Insurance Rates for Accidental Death Benefit Rider.

Each monthly anniversary this rider is in force, the cost of insurance for the rider (as determined above) will be added to the monthly deduction as defined in the Guaranteed Values section or the Cash Values section of the basic policy. This increased monthly deduction will be used to determine the cash value of the policy on such monthly anniversary.

INCONTESTABILITY

We cannot contest this rider after it has been in force during the lifetime of the insured for two years from its date of issue. We cannot contest any reinstatement of this rider after it has been in force during the lifetime of the insured for two years from the date we approve a reinstatement.

GENERAL PROVISIONS

We will have the right to examine the body of the insured. We also will have the right to require an autopsy where not forbidden by law.

You may apply for reinstatement of the policy with or without this rider. We have the right to decide whether to approve the reinstatement of the policy with or without this rider.

The date of issue and effective date of this rider and the policy are the same unless another effective date for this rider is shown below.



----------------------
    EFFECTIVE DATE



      /s/ Robert J. Banstetter                /s/ Richard A. Liddy
       V.P., GENERAL COUNSEL
           AND SECRETARY                        PRESIDENT AND CEO


                                 General
                                American
                         LIFE INSURANCE COMPANY
                        ST. LOUIS, MISSOURI 63166
                                 [Logo]


1087000                              2
(9/92)

                ADDITIONAL INSURED FAMILY TERM RIDER

       PLEASE READ THIS RIDER CAREFULLY. TERM INSURANCE INVOLVED.

THE WAITING PERIODS IN THE SUICIDE AND/OR INCONTESTABILITY ARE DIFFERENT FROM THOSE IN THE POLICY AND BEGIN ON THE EFFECTIVE DATE OF THE RIDER.

If this rider is approved, it will become a part of the policy. This rider is subject to all applicable terms and provisions of the policy. The policy specifications page shows the rider amount.

LIFE INSURANCE BENEFIT

We will pay the amount of this rider to the beneficiary if the additional insured dies while this rider is in force. We must receive proof that the death occurred before the expiry date of this coverage.

DEFINITION OF ADDITIONAL INSURED

The additional insured is the person as designated on the policy specifications page.

DEFINITION OF INSURED

The person whose life is insured under the policy.

EXPIRY DATE OF INSURANCE

The expiry date of this rider is the policy anniversary nearest:

a.  the 100th birthday of the additional insured; or

b.  the 100th birthday of the insured,

whichever occurs first.

OWNER

During the lifetime of the insured, you, the owner of the policy will also be the owner of this rider. If you die while the insured is living, all rights of ownership will go to the insured. If you are also the insured and you die, then all rights of ownership will go to the additional insured. This right of ownership will be with respect to insurance then in force under this rider.

THE BENEFICIARY

The beneficiary of any benefit payable in accordance with the terms of this rider, shall be as stated in the application for this rider.

You may change the beneficiary designation of the insurance on the life of any person insured under this rider. This change must be done during the lifetime of such person. To make such a change you must file a proper written request with us. This request must be accepted by us at our Home Office. We have the right to request the policy for endorsement. If we accept your request, the change will take effect as of the date of the request. This change will be subject to any payment or action we took before we received your written request for the change.

The beneficiary designation and any changes made will be subject to any assignment of the policy.

ASSIGNMENT

This rider cannot be assigned by itself. Only if the policy is assigned will this rider then be subject to an assignment. An assignment of the policy will include the interest of the assignor in and to this rider. The interest of the insured and all owners and beneficiaries under this rider will also be included.

SUICIDE EXCLUSION

If the additional insured dies by suicide, while sane or insane, within two years from the rider issue date; (or within the maximum period permitted by laws of the state in which this policy was delivered, if less than two years) the amount payable under this rider will be limited to the monthly deductions made on this rider. This amount will be paid according to the provisions of the policy to which this rider is attached for the payment of death claim benefits on any such person.

This provision does not apply if the policy this rider is attached to is issued to a Missouri citizen, unless the additional insured intended suicide when this rider was applied for.


1084000                             1
(1/89)                            AIFT

MISSTATEMENT OF AGE, SEX

If the age and/or sex of the additional insured is incorrectly stated, we will adjust all benefits under this rider to the amount that would have been provided at the correct age and sex.

COST OF INSURANCE

The cost of insurance for the Additional Insured Family Term Rider is determined on a monthly basis. This cost, for a policy month, is determined by the amount of insurance for this rider divided by 1000 and then multiplied by the monthly cost of insurance rate for this rider at the additional insured's attained age.

The cost of insurance rate for this benefit is based on the attained age, sex and rate class of the additional insured. Cost of insurance rates will be determined by us based on expectations as to future experience. However, these rates will not exceed those shown in the Table of Guaranteed Cost of Insurance Rates for the Additional Insured Family Term Rider.

Each monthly anniversary this rider is in force, the cost of insurance for the rider (as determined above) will be added to the monthly deductions as defined in the Cash Values section of the basic policy. This increased monthly deduction will be used to determine the cash value of the policy on such monthly anniversary.

TERMINATION

You may terminate this rider as of any monthly anniversary following a written request to us. We may require the policy and the rider for endorsement. This rider will terminate when any of the following events first occurs:

1.  The lapse of the policy; or

2.  The surrender of the policy; or

3.  The maturity of the policy; or

4.  The date of death of the insured; or

5.  The rider expiry date; or

6.  The date the rider is exchanged for a policy; or

7.  The date of death of the additional insured.

REINSTATEMENT

This rider may be reinstated before its expiry date within five years after the date of policy lapse if:

1.  The policy is also being reinstated; and

2. We receive satisfactory proof that the additional insured is insurable by our standards; and

3. The additional insured is alive on the date we approve the request for reinstatement. If the additional insured is not alive, such approval is void and of no effect.

We have the right to approve the reinstatement of the policy with or without this rider.

INCONTESTABILITY

This rider will be incontestable after it has been in force during the life of the additional insured for two years from its date of issue. We cannot contest any reinstatement of this rider after it has been in force during the lifetime of the additional insured for a period of two years from the date we approve a reinstatement.

CONVERSION PRIVILEGE

While this rider is in force, you may exchange it for a new policy by making a written request prior to the later of:

1.  Age 65, or

2.  The fifth anniversary of the rider, but not beyond age 80.



1084000                          2
(1/89)                         AIFT

The new policy will be on a permanent plan of life insurance then offered by us at the date of issue of your new policy.

It will be subject to the following provisions:

1.  The amount converted will not be greater than the Rider Amount.

2. The amount will be subject to the regular company limits on the date of issue of the new policy for the chosen plan of insurance. If the amount to be converted is less than our regular issue limits we may substitute an alternate plan. Regardless of amount, some plan will always be made available.

You do not need to provide proof that the additional insured is then insurable by our standards if the new policy contains no provision that would increase the insurance risk beyond that of this rider.

Otherwise, the exchange may be made only if the insured is then insurable. We will use the same underwriting standards as we are then using on applications for new insurance when considering whether the insured is insurable.

The date of issue of the new policy will be the date of the exchange. You must pay the first premium on the new policy. You pay all premiums after the first one in accordance with the terms of the new policy. The premium rate for the new policy will be based on the age and sex of the additional insured and our rates on the date of the exchange, and the risk classification of this rider.

LIMITED CONTINUATION AND EXCHANGE PRIVILEGE UPON DEATH OF INSURED

If the insured dies while this rider is in force prior to the policy anniversary nearest the 65th birthday of the additional insured or the fifth anniversary of the rider, but not beyond age 80, there will be a limited continuation and exchange privilege for 60 days. The face amount of this rider will remain in effect without further charge until the 60 days expire. At the expiration of the 60 days this rider may be exchanged according to the provisions as stated in Conversion Privilege.

If the insured dies while this rider is in force after the policy anniversary nearest the 65th birthday of the additional insured, the unearned portion of the cost of insurance charge will be returned and coverage under this rider will terminate.

The date of issue and effective date of this rider and the policy are the same unless another effective date is shown below.


----------------------
         DATE



    /s/ Helen Couranz                    /s/ H. Edwin Trusheim
        SECRETARY                           CHAIRMAN AND CEO




                                 General
                                American
                         LIFE INSURANCE COMPANY
                        ST. LOUIS, MISSOURI 63166
                                 [Logo]


1084000                            3
(1/89)                            AIFT

                      CHILDREN'S LIFE INSURANCE RIDER

                     PLEASE READ THIS RIDER CAREFULLY


There is term insurance involved. Also, the waiting periods in the suicide and incontestability clauses are different from those in the policy and begin on the effective date of the rider.

If we have approved this rider as a part of this policy and the policy's minimum premium has been paid, this rider will become a part of the policy. This rider is subject to all applicable terms and provisions of the policy. The Policy Specifications page or, if this rider is added after issue, the request for policy change shows the rider amount.

LEVEL TERM LIFE INSURANCE BENEFIT

We will pay the amount specified below to the beneficiary under this rider upon the death of the insured child while this rider is in force. We must receive proof that the death occurred before the expiry date of insurance on such insured.

AMOUNT OF INSURANCE

The amount of insurance for this rider on each insured child is the rider amount. Insurance on each child will become effective on the later of:

1.    The date the child attains the age of 15 days; or

2.    The day the child is first released from the hospital after birth.

DEFINITION OF INSURED

The insured is a person whose life is covered under the policy to which this rider is attached.

DEFINITION OF INSURED CHILD

An insured child is a child who, at the time of application for this rider, was:

1. A natural child, a stepchild or a child legally adopted who is named as such in the application and

2.    Unmarried; and

3.    Living in the household of the insured; and

4.    At least 15 days of age; and

5.    Initially released from the hospital after birth; and

6. Less than insuring age 18 on the first date of any part of the application.

A natural child, a stepchild or an adopted child named in the application but who has not yet reached age 15 days will become an insured child when:

1.    The child does reach 15 days; or

2.    The day the child is first released from the hospital after birth.

Any child eliminated from the application by an amendment would not be covered.

A child who is born to the insured after the application for this rider, and while this rider is in force, will become an insured child on the later of the following dates:

1.    The day the child attains age 15 days; or

2.    The day the child is first released from the hospital after birth.

A child who is legally adopted by the insured after the application for this rider, and while this rider is in force, can become an insured child. This child must be under insuring age 18. If these requirements are met the coverage for this child will begin on the date of adoption.

EXPIRY DATES OF INSURANCE

The expiry date of this rider is the policy anniversary nearest the 65th birthday of the insured. If this rider has not already expired or been cancelled, then insurance on each insured child will expire on the policy anniversary nearest the 23rd birthday of such child.


1083400                              1
(5/88)                              CIR

PAID-UP TERM INSURANCE IN EVENT OF DEATH OF INSURED

Except as provided under the Suicide Exclusion provision of this rider, if the insured's death occurs while this rider is in force, it will be continued on a fully paid-up term insurance basis. This fully paid-up benefit will be subject to the terms of this rider. We must receive proof of the death of the insured. Monthly deductions for this rider must be paid to a current date.

Any child who would have become an insured child if the insured's death had not occurred, will become an insured child in accordance with the provisions of this rider.

OWNER

Unless otherwise provided, during the lifetime of the insured, the owner of the policy will be the owner of this rider. Upon the death of the insured, all such rights with respect to insurance then in force under this rider on the life of an insured child, will, unless otherwise provided, vest in such insured child.

THE BENEFICIARY

The beneficiary of any benefit payable as a result of the death of any insured child will be:

The insured, if living; if not then the estate of the person upon whose death payment is to be made; unless:

1.    Otherwise provided in the application; or

2.    Changed by you.

You may change the beneficiary designation of the insurance on the life of any person insured under this rider. This change must be done during the lifetime of such person. To make such a change you must file a proper written request with us. This request must be accepted by us at our Home Office. We have the right to request the policy for endorsement. If we accept your request, the change will take effect as of the date of the request. This change will be subject to any payment or action we took before we received your written request for the change.

The beneficiary designation and any changes made will be subject to any assignment of the policy.

ASSIGNMENT

This rider cannot be assigned by itself. Only if the policy is assigned will this rider then be subject to an assignment. An assignment of the policy will include the interest of the assignor in and to this rider. The interest of the insured and all owners and beneficiaries under this rider will also be included.

INCONTESTABILITY

We cannot contest this rider, after it has been in force during the lifetime of each child insured for a period of two years from its date of issue. We cannot contest any reinstatement of this rider, after it has been in force during the lifetime of each child insured for a period of two years from the date we approve a reinstatement.

SUICIDE EXCLUSION

If the insured dies by suicide, while sane or insane, within two years from the issue date of this rider; (or within the maximum period permitted by laws of the state in which this policy was delivered, if less than two years), this rider will terminate and a death benefit will be payable. The amount payable will be equal to the amount of monthly deductions made on this rider. This death benefit will be paid according to the provisions of the policy to which this rider is attached for the payment of death claim benefits on any such person. This provision does not apply if the policy this rider is attached to is issued to a Missouri citizen, unless the insured intended suicide when this rider was applied for.

Within 31 days after any such death by suicide the Conversion Privilege of this rider will be available to each insured child survivor. We must receive a proper written application within this 31 days.

REINSTATEMENT

Within five years after the date of policy lapse and prior to this rider's expiry date, you may apply for reinstatement if:

1.    This rider has not already been surrendered for cash; and

1083400                                2
(5/88)                                CIR


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

2.    The policy is also being reinstated; and

3. You submit proof satisfactory to us that each person to be insured is insurable by our standards; and

4. Each person to be insured must be alive on the date we approve the request for reinstatement. If each person to be insured is not alive, such approval is void and of no effect.

You may apply for reinstatement of the policy with or without this rider.
We have the right to decide whether to approve the reinstatement of the policy with or without this rider. We will incur no liability for the death of an insured child who died after the end of the grace period of the policy and before the date of reinstatement.

INCORRECT AGE

The date that coverage under this rider expires or terminates will be based on the correct age of each person insured.

COVERSION PRIVILEGE

The term insurance on the life of each person insured under this rider may be exchanged for a policy. This exchange will be without evidence of insurability. The new policy may be for a level premium level death benefit whole life plan then offered by us. This exchange is subject to the following provisions:

1.    The term insurance must be in force.

2. We must receive a proper written application within 31 days before the date this term insurance is to expire.

3. The face amount of the new policy may not be for more than five times the amount of insurance under this rider for an insured child.

4. The plan will be subject to our regular issue limits on the date of issue of the new policy.

The first premium payment for the new policy must be made at the time of application. Future premiums are to be paid according to the terms of the new policy.

The date of issue for the new policy will be the date the term insurance under this rider expires on the life of the person to be insured by the new policy. That person will not be covered under the new policy until the term insurance expires.

The premium rate for the new policy will be based on the following:

1. The age nearest birthday of the person to be insured on the date of issue of the new policy; and

2.   The risk class of such person under this rider; and

3.   The set of rates used by us on the date of issue of the new policy.

The new policy may include rider benefits only with our consent, subject to our requirements.

SURRENDER OF PAID-UP TERM INSURANCE

You may surrender this rider for its cash value while it is continued as paid-up term insurance due to the death of the insured. If you surrender this rider within 31 days after a policy anniversary date, the cash value of such insurance will not be less than the cash value of such insurance on that anniversary.

The cash value of the paid-up term insurance is the net single premium for such benefits at the attained age of the person insured, at the time of surrender. It is computed on the basis of:

1.   The Commissioner's 1980 Standard Ordinary Male or Female Mortality
     Table; and

2.   Interest at the rate of 5% a year compounded annually; and

3.   Continuous functions.

The information on the amount of this cash value will be furnished upon request.

1083400                                3
(5/88)                                CIR

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

MONTHLY COST OF INSURANCE

The cost of insurance for the Children's Insurance Rider is determined on a monthly basis. The cost of insurance for a policy month is calculated as (a) multiplied by (b), where:

a.   is the cost of insurance rate for this rider; and

b.   is the amount of insurance for this rider.

The cost of insurance rate for this benefit is based on the attained age of the insured. Cost of insurance rates will be determined by us based on expectations as to future experience. However, these rates will not exceed those shown in the Guaranteed Cost of Insurance Rates for Children's Insurance Rider.

Each monthly anniversary this rider is in force, the cost of insurance for the rider (as determined above) will be added to the Monthly Deductions as defined in the basic policy, This increased monthly deduction will be used to determine the cash value of the policy on such monthly anniversary.

TERMINATION

You may terminate this rider as of any monthly anniversary following a written request to us. We may require the policy and this rider for endorsement.

This rider will terminate when any of the following events first occurs:

1.   The date the policy is lapsed; or

2.   The date the policy is surrendered; or

3. The date the policy matures or terminates, other than by death of the insured; or

4.   The rider expiry date.

GENERAL

This rider will neither create nor increase any dividend on the policy.

The date of issue and effective date of this rider and the policy are the same unless another effective date is shown below.


----------------------
         DATE



          /s/ Helen Couranz                /s/ H. Edwin Trusheim
              SECRETARY                          PRESIDENT

                                 General
                                American
                         LIFE INSURANCE COMPANY
                        ST. LOUIS, MISSOURI 63166
                                 [Logo]


1083400                             4
(5/88)                             CIR



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

            GUARANTEED OPTION TO INCREASE THE FACE AMOUNT RIDER

If this rider is listed on the Policy Specifications page, it is part of the policy. It is subject to all of the provisions of the policy which are consistent with the provisions of this rider. The policy specifications page show the option amount.

REGULAR OPTION DATES

Regular option dates are after the date of issue of the policy, on the policy anniversaries nearest age 25, 28, 31, 34, 37, and 40 of the insured.

REGULAR OPTIONS TO INCREASE FACE AMOUNT

On each regular option date you may increase the face amount on the life of the insured. The policy and this rider must be in force.

No evidence of insurability will be required for this increase. The amount of this increase will not be more than the option amount.

This increase in face amount will be subject to the following:

1. We must receive a proper written application for the increase in our Home Office. The application must be made to us no later than the regular option date. The application also must not be received earlier than 60 days before the regular option date.

2.    The date of issue of the increase will be the regular option date.

3.    The increase will become effective on its date of issue.

4. A regular option will not be available if cancelled by use of a special option.

SPECIAL OPTION PERIODS

This rider provides for special option periods. Each of these periods will be available if they begin before all regular options have expired or have been cancelled. Each special option period will begin on any of the following:

1.    The date of the insured's legal marriage; or

2.    The date of the birth of an insured's child.

Each special option period ends 31 days after it has begun or, if earlier, the date this rider terminates.

SPECIAL OPTIONS TO INCREASE FACE AMOUNT

During each special option period you may increase the face amount on the life of the insured. The basic policy and this rider must be in force.

No evidence of insurability will be required for the increase. This increase in face amount will be subject to the following:

1. The increase will not be more than the option amount. An exception to this would be granted in the case of a multiple birth. The face amount then will not be more than the lesser of the following:

      a.   The regular option amount times the number of children born; or

      b.   The number of options you have left times the option amount.

2.    We must receive the following items in our Home Office:

      a.   A proper written application for the increase; and

      b.   Proof of marriage, and the date; or

      c.   Proof of birth, and the date.

We must receive these items within the special option period.

3.    The date of issue of this increase will be the date of the application.

4.    The increase will become effective on its date of issue.



82-GIO                                1

5. The exercise of a special option will cancel that next regular option which:

      a.   will become available within or after that special option period;
           and

      b.   has not already been cancelled.

The exercise of a special option due to a multiple birth will cancel the number of unexpired and uncancelled regular options equal to the number of children born; or, if less, will cancel the total number of regular options you have left.

Unexpired regular options are those for which regular option dates have not yet occurred. Cancelled regular options are unexpired regular options which are not available due to the exercise of special option.

AUTOMATIC INSURANCE DURING SPECIAL OPTION PERIOD

During each special option period, insurance on the life of the insured for the amount available under the special option as defined above shall be in effect. This amount, with the basic policy proceeds, will be payable to the same beneficiary named in the basic policy.

1. This insurance will cease on the date any one of the following events first occur:

      a.   the end of the special option period; or

      b. the date of a written application for the increase under the special option; or

      c.   the date this rider terminates.

2.    Before we make a payment for this insurance we must receive proof:

      a. that the death of the insured occurred while this insurance and this rider were in effect; and

      b. of the marriage or birth which started the beginning of the Special option Period for this amount of insurance.

TERMINATION OF AGREEMENT

Your right to increase the face amount on a regular option date will not extend beyond such date. Your right to increase the face amount during any special option period will not extend beyond the end of such period.

This rider will terminate on the date when any of the following events first occurs:

1. The monthly anniversary following a proper written request for termination. We may require the policy and this rider for endorsement; or

2.    The lapse of the policy; or

3.    The surrender of the policy; or

4. The policy anniversary of the basic policy nearest the 40th birthday of the insured; or

5.    When all regular options expire or are cancelled; or

6.    The maturity of the policy; or

7.    The date of death of the insured.

COST OF INSURANCE

The cost of insurance for the Guaranteed Option to Increase the Face Amount Rider is determined on a monthly basis. The cost insurance for a policy month is calculated as (a) multiplied by (b), where:

a.    is the cost of insurance Rate for this benefit; and

b.    is the option amount shown on the Policy Specifications Page.

The cost of insurance rate for this benefit is based on the issue age, sex and rate class of the insured. Cost of insurance rates will be determined by us based on expectations as to future experience. However, these rates will not exceed those shown in the Guaranteed Cost of Insurance rates for Guaranteed Option to Increase the Face Amount Rider.

Each monthly anniversary this rider is in force, the cost of insurance for the rider (as determined above) will be added to the monthly deduction as defined in the Guaranteed Values section or the Cash Values section of the basic policy. This increased monthly deduction will be used to determine the cash value of the policy on such monthly anniversary.

82-GIO                         2


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


GENERAL PROVISIONS

Any reinstatement of this rider will not reinstate any option to increase the face amount which has terminated prior to the date of such reinstatement.

The increase in the face amount which results from the exercise of this option will be subject to any limitations of risk which are in the policy. The rate class of the insured at issue of this agreement will apply to the increase.

If this policy includes a Waiver of Monthly Deductions Rider, such benefit will apply to the increase in the face amount.

If this policy includes an Accidental Death Benefit Rider, such benefit may also be increased upon exercise of this option. The amount by which such benefit may be increased cannot exceed the lessor of:

a. the amount that the face amount is being increased by exercise of this option; and

b. the amount of the Accidental Death Benefit in this policy immediately prior to the exercise of this option.

In addition, the total amount of accidental death benefit in force on the insured with us must not exceed our then current limits.

INCONTESTABILITY

This rider will be incontestable after it has been in force during the life of the insured for two years from its date of issue.

DATE OF ISSUE

The date of issue of this rider is the same as the date of issue of the policy unless another date of issue is shown below.



---------------------
         DATE



            /s/ Helen Couranz                   /s/ H. Edwin Trusheim

                SECRETARY                             PRESIDENT







                           GENERAL
                           AMERICAN [LOGO]
                     LIFE INSURANCE COMPANY
                    ST. LOUIS, MISSOURI 63166


82-GIO                         3

                  GUARANTEED SURVIVOR PURCHASE OPTION RIDER

              ISSUED BY GENERAL AMERICAN LIFE INSURANCE COMPANY

                      PLEASE READ THIS RIDER CAREFULLY

THE WAITING PERIODS FOR SUICIDE AND INCONTESTABILITY ARE DIFFERENT FROM THOSE IN THE POLICY AND BEGIN ON THE EFFECTIVE DATE OF THE RIDER.

If this rider is offered and accepted, it will become a part of the policy. This rider is subject to all applicable terms and provisions of the policy, except as modified herein. The Policy Specifications page or, if this rider is added after issue, the Policy Specifications page for the Policy Change shows the Option Amount and the Monthly Expense Charge Rate.

DESIGNATED LIFE

The Designated Life is named in the application for this rider. The Designated Life may not be changed.

OPTION PERIODS

The Option Periods for this rider are elected at the time of application. An Option Period that starts on the date of death of the Insured will always be provided. Unless the Owner elects otherwise, Option Periods will also start on the tenth anniversary of the rider and on the rider anniversary nearest the Designated Life's 65th birthday.

The Option Period ends on the earlier of the following dates:

1. 270 days after the Option Period begins if the Option Period begins on the date of the death of the Insured; otherwise 30 days after the Option Period begins.

2. The date when the current option or any portion of it is exercised. We must be notified of this date.

TOTAL OPTION AMOUNT

The Total Option Amount is the amount shown on the Policy Specifications page as "Guaranteed Survivor Purchase Option Rider" or, if this rider is added after issue, on the Policy Specifications page for Policy Change as "Guaranteed Survivor Purchase Option Rider."

CURRENT OPTION AMOUNT

The Current Option Amount is the Total Option Amount divided by the number of Option Periods elected in the application for this rider. In the case of an Option Period that begins on the date of death of the Insured, the Current Option Amount is the Total Option Amount reduced by the face amount of any option policies previously purchased.

OPTION TO PURCHASE INSURANCE

The Owner may purchase an option policy on the Designated Life during an Option Period that begins during the lifetime of the Insured. The Insured's Beneficiary may purchase an option policy on the Designated Life during the Option Period that begins on the date of death of the Insured. The Owner or Beneficiary may transfer to any person or entity its right to buy the option policy on the Designated Life. However, we must receive written notice, in a form satisfactory to us, at our Home Office before such transfer will take effect.

No evidence of insurability will be required for this option policy. The face amount of this option policy will not be more than the Current Option Amount.

This option policy will be subject to the following:

1. We must receive written application for the option policy in our Home Office during the Option Period. The Designated Life must consent to the insurance by signing the application for the option policy.

2.    This rider must be in force at the beginning of the Option Period.

3.    The Designated Life must be living at the end of the Option Period.

1R19                                1.01
(3/98)

FEATURES OF OPTION POLICY

1. The option policy may be any permanent, non-variable individual life plan offered by us on the date of issue of the option policy. The option policy will be subject to the rules in effect at the time the option is exercised. The premiums or charges for the policy will be based on the following:

      a. The insurance age and (in a non-unisex policy) sex of the Designated Life on the date of issue of the option policy; and

      b. The risk class of the Designated Life as of the date of issue of this rider. (This will be determined and set forth on the Policy Specifications page or, if this rider is added after issue, on the Policy Specifications page for Policy Change.)

2.    The face amount of the option policy:

      a. Will not be less than the minimum required amount for the plan requested; and

      b.   Will not exceed the Current Option Amount.

3. The coverage of the option policy will start on the day after the end of the Option Period.

4. Riders for extra benefits may be added to the option policy with our consent. We may require satisfactory proof that the Designated Life is insurable for the riders at the time this option is exercised.

5. At the request of the person authorized to purchase the option policy, the option policy may be any level premium, level death benefit whole life plan offered by us on the date of issue of this rider. The premium rate for the policy will be based on the following:

      a. The age nearest birthday of the Designated Life on the date of issue of this rider; and

      b. The rate class of the Designated Life as of the date of issue of this rider. (This will be determined and set forth on the Policy Specifications page); and

      c.   The rates in use by us on the date of issue of the new policy.

6. If a policy described in (5) above is requested, the face amount of the new policy:

      a. Will not be less than the minimum amount we were issuing on the date of issue of this rider for the plan requested; and

      b.   Will not exceed the Option Amount.

7. If a policy described in (5) above is requested, the Initial Payment for the new policy will be:

      a. The interpolated cash value of the new policy as of the end of this Option Period; plus

      b. A pro rate premium for the new policy, if any, for the period from the end of the Option Period to the next anniversary of the new policy.

      All references to cash value refer to the guaranteed cash value of the new policy.

8. If a policy described in (5) above is requested, the first regular premium payable under the new policy, if any, is due on the first policy anniversary following the end of the Option Period. If any premium remains unpaid at the end of the grace period as described in the new policy, then the automatic option as defined in the new policy will apply unless another option has been elected.

TEMPORARY INSURANCE

We will pay the Current Option Amount to the Beneficiary upon the death of the Designated Life during the Option Period except for simultaneous death of the Insured and Designated Life. If both the Insured and the Designated Life die and it is not possible to determine the sequence of deaths, then we will provide such temporary insurance for one-half of the Current Option Amount available at the date of death of the Insured. If payable, the benefit will become part of the proceeds of the policy.

1R19                                1.02
(3/98)

REINSTATEMENT

This rider may be reinstated within five years after the date of policy lapse if:

1.    The policy is also being reinstated; and

2. You submit proof satisfactory to us that the Designated Life is insurable by our standards; and

3. The Designated Life is alive on the date we approve the request for reinstatement. If the Designated Life is not alive, such approval is void and of no effect.

MONTHLY EXPENSE CHARGE

The Monthly Expense Charge for this rider is deducted from the policy's cash value on the monthly anniversary. The Monthly Expense Charge is determined by the Total Option Amount for this rider, reduced by the face amount of any option policies purchased, then divided by 1,000 and multiplied by the Monthly Expense Charge Rate shown on the Policy Specifications page or, if this rider is added after issue, the Policy Specifications page for Policy Change.

INCONTESTABILITY

This rider will be incontestable after it has been in force during the lifetime of the Designated Life for a period of two years from its effective date. We cannot contest any reinstatement of this rider after it has been in force during the lifetime of the Designated Life for a period of two years from the date we approve a reinstatement.

SUICIDE EXCLUSION

If the Designated Life dies by suicide, while sane or insane, during the Option Period and within two years from the effective date of this rider
(or within the maximum period permitted by laws of the state in which this policy was delivered, if less than two years), the amount payable under this rider will be limited to the amount paid for this rider. This amount will be paid according to the provisions of the policy to which this rider is attached for the payment of death claim benefits on any such person. This provision does not apply if the policy to which this rider is attached is issued to a Missouri citizen, unless the Designated Life intended suicide when this rider was applied for.

MISSTATEMENT OF AGE AND/OR SEX OF THE INSURED

If the face amount of the policy to which this rider is attached is decreased due to the misstatement of age and/or (in a non-unisex policy) sex of the Insured, then the Option Amount stated on the Policy Specifications page will also be decreased. The decreased Option Amount will bear the same ratio to the adjusted face amount of this policy as the original Option Amount bore to the original face amount.

MISSTATEMENT OF AGE AND/OR SEX OF THE DESIGNATED LIFE AND/OR THE INSURED

If the age and/or (in a non-unisex policy) sex has been misstated on the application, we will adjust the Total Option Amount to be the Total Option Amount that would have been provided had this information been correctly stated.

TERMINATION

The right to buy insurance will not extend beyond an Option Period. This rider will terminate on the date any of the following events first occurs:

1. Upon our receipt of your written request for termination. We may require the policy and this rider for endorsement; or

2. The date the policy terminates for reasons other than the death of the Insured; or

3.    The date of death of the Designated Life; or

4. The date the Option Period that begins on the date of death of the Insured ends.

When this rider terminates:

1.    All rights under this rider will cease;

2.    No further monthly expense charges will be due for this rider; and

3. The policy will be considered as separate and complete without this rider.

1R19                                1.03
(3/98)

DECREASES IN OPTION AMOUNT

If the face amount of the basic policy is decreased, we will decrease the Rider Option Amount to the level that we would issue on the smaller policy on the date such decrease becomes effective. The monthly expense charges for this rider will be lowered accordingly.


The date of issue and effective date of this rider and the policy are the same unless another effective date is shown below.




---------------------------
      EFFECTIVE DATE





      /s/ Robert J. Banstetter                 /s/ Richard A. Liddy
       V.P., GENERAL COUNSEL                   CHAIRMAN, PRESIDENT
           AND SECRETARY                              AND CEO





                                   General
                                  American
                            LIFE INSURANCE COMPANY
                          ST. LOUIS, MISSOURI 63166
                                   [LOGO]


1R19                                 1.04
(3/98)

                       INCREASING BENEFIT RIDER

          ISSUED BY GENERAL AMERICAN LIFE INSURANCE COMPANY

If this rider is offered and accepted, it will become a part of the policy. This rider is subject to all applicable terms and provisions of the policy; except as modified herein. The policy specifications page indicates the rider and the applicable Increase Percentage Factor.

INCREASING BENEFIT DATES

While this rider is in force, each policy anniversary beginning with the first and ending with the policy anniversary nearest the insured's 65th birthday, an increase in the policy's face amount will occur.

INCREASE PERCENTAGE FACTORS

You may elect on the issue date of this rider one of the following Increase Percentage Factors. The Increase Percentage Factor will apply to the policy's face amount and to any supplemental coverage with an issue date the same as this rider's issue date and to any Increasing Benefit Amounts exercised on previous policy anniversaries.

1. A percentage no less than 2% and no greater than 7.5%. The percentage must be in .5% increments; or

2. Cost of Living Factor. The Cost of Living Factor is the ratio to three decimal places, of (a) to (b), but never less than zero, where:

    (a) is the average of the Consumer Price Index for All Urban Consumers for July, August and September of the calendar year preceding the year in which the factor is to be applied, and

    (b) is the corresponding average Index of July, August and September for the year before the year used in (a).

The Consumer Price Index for All Urban Consumers is published monthly by the Bureau of Labor Statistics of the United States Department of Labor. If this Index is discontinued or a new Index series is established on a different basis, we may establish a new basis for determining the Cost of Living Factor. You will be given at least 90 days notice of any such change.

INCREASING BENEFIT AMOUNT

The Increasing Benefit Amount will be equal to the face amount on the anniversary multiplied by:

a)  the percentage factor as shown on the policy specifications page; or

b)  the Cost of Living Factor; whichever was elected at issue.

Each Increasing Benefit Amount will be applied to the base policy and to any supplemental coverage in the same proportion as the supplemental coverage was to the base policy at issue.

Each Increasing Benefit Amount will be subject to the following conditions:

1. It must increase the face amount at least $1,000. If the Increasing Benefit Amount is less than $1,000, no increase will occur.

2. If the increase is based on a specified percentage factor, the Increasing Benefit Amount will not exceed the smaller of:

    a) the calculated increase; or

    b) $100,000

1088100                             1
(1/95)

3. If the increase is based on the Cost of Living Factor, the Increasing Benefit Amount will not exceed the smallest of:

    a) the calculated increase; or

    b) 20% of the face amount; or

    c) $100,000.

4. The monthly cost of insurance for all increases will be based on the attained age, risk classification and (in a non-unisex policy) sex of the insured as of the issue date of this rider.

5. The policy's face amount, including any supplemental coverage, plus the total of all increases exercised under this rider will be limited to the Aggregate Limit shown on the policy specifications page.

FACE AMOUNT

At the time the Increasing Benefit Amount is exercised, the policy's new face amount will be equal to the policy's old face amount plus the Increasing Benefit Amount.

DECREASE IN FACE AMOUNT

Any decreases in face amount will be processed in the following order:

Under the Change in Face Amount provision in the policy, if a decrease in face amount is requested, any Increasing Benefit Amounts will be decreased after:

1.  the face amount(s) of any other rider(s) attached to the policy.

2.  any requested increase in the base policy's face amount.

Under the Allocation of Partial Withdrawals provision in the policy, if a partial withdrawal reduces the face amount, any Increasing Benefit Amounts will be decreased before:

1.  the face amount(s) of any other rider(s) attached to the policy.

2.  any requested increase in the base policy's face amount.

SELECTION AND ISSUE EXPENSE CHARGES

The selection and issue expense charge for the Increasing Benefit Amount is a monthly charge which equals the applicable Increasing Benefit Amount times the selection and issue expense charge rate divided by 1,000. The selection and issue expense charge rate will never exceed the rate shown on the Policy Specifications page.

REJECTION OF INCREASE

You will be notified of each Increasing Benefit Amount made under this rider. Each increase will be automatic. You may reject any increase by notifying us in writing within 30 days after the policy anniversary on which the increase is made. The rejection of any increase will result in the termination of this rider.

1088100                        2
(1/95)

TERMINATION

You may terminate this rider as of any monthly anniversary following a written request to us. We may require the policy and this rider for endorsement. This rider will terminate when any of the following events first occurs:

a) the anniversary nearest the insured's 65th birthday; or

b) the rejection of an increase; or

c) the receipt of your request to decrease the face amount; or

d) a decrease in face amount due to a partial withdrawal; or

e) the lapse of the policy; or

f) the insured's date of death; or

g) surrender of the policy; or

h) the policy's face amount, including any supplemental coverage, plus the total of all increases exercised under this rider equals or exceeds the Aggregate Limit shown on the policy specifications page.

The date of issue and effective date of this rider and the policy are the same.




        /s/ Robert J. Banstetter             /s/ Richard A. Liddy
          V.P., GENERAL COUNSEL               CHAIRMAN, PRESIDENT
              AND SECRETARY                         AND CEO


                                  General
                                  American
                          LIFE INSURANCE COMPANY
                         ST. LOUIS, MISSOURI 63166
                                   [Logo]

1088100                              3
(1/95)

                     SUPPLEMENTAL COVERAGE RIDER

          ISSUED BY GENERAL AMERICAN LIFE INSURANCE COMPANY

                       TERM INSURANCE INVOLVED.


If this rider is offered and accepted, it will become a part of the policy. This rider is subject to all applicable terms and provisions of the policy; except as modified herein. The policy specifications page shows the rider amount.


FACE AMOUNT

The face amount of this rider is shown on the policy specifications page.

LIFE INSURANCE BENEFIT

This rider provides term life insurance on the life of the insured shown on the policy specifications page. We will pay the death benefit of this rider to the beneficiary if the insured dies while this rider is in force.

The Death Benefit provision in the policy is modified so that where it states "face amount" it means the policy's face amount plus this rider's face amount.

DECREASES IN RIDER FACE AMOUNT

This rider's face amount will be considered an increase to the policy's face amount when determining the order in which a decrease in face amount will be processed:

     Under the Change in Face Amount provision in the policy, if a decrease in face amount is requested, the rider's face amount will be decreased before the policy's face amount.

     Under the Allocation of Partial Withdrawals provision in the policy, if a partial withdrawal reduces the face amount, the policy's face amount will be decreased before the rider's face amount.

MONTHLY COST OF INSURANCE

The monthly cost of insurance for the following month is deducted on the monthly anniversary date. The monthly cost of insurance is 1, below, multiplied by the excess, if any, of 2 over 3 below:

1.  The monthly cost of insurance rate for this rider divided by 1,000.

2. The face amount of this rider divided by the monthly cost of insurance factor shown on the policy specifications page.

3. Any excess of the policy's cash value over the base policy's death benefit at the beginning of the policy month.

This rider will be considered an increase to the policy's face amount when determining the monthly cost of insurance for the policy.

MONTHLY COST OF INSURANCE RATES

The monthly cost of insurance rate for this benefit is based on the attained age, risk classification and (in a non-unisex policy) sex of the insured. Monthly cost of insurance rates will be determined by us based on expectations as to future experience. However, these rates will not exceed those shown in the Table of Guaranteed Monthly Cost of Insurance Rates for the Supplemental Coverage Rider.

Each monthly anniversary this rider is in force, the monthly cost of insurance for this rider (as determined above) will be added to the monthly deductions as defined in the Cash Values section of the policy. This increased monthly deduction will be used to determine the cash value of the policy on such monthly anniversary.

SELECTION AND ISSUE EXPENSE CHARGE

The selection and issue expense charge for this rider is a monthly charge which equals the rider's face amount times a selection and issue expense charge rate, divided by 1,000. The selection and issue expense charge rate for this rider will never exceed the rates shown on the policy specifications page for the policy's face amount.



1088200                           1
(1/95)

TERMINATION

You may terminate this rider as of any monthly anniversary following a written request to us. We may require the policy and the rider for endorsement. This rider will terminate when any of the following events first occurs:

1.  the lapse of the policy; or

2.  the surrender of the policy; or

3.  the insured's date of death.

4. a requested decrease in face amount which results in this rider's face amount being decreased to zero.

REINSTATEMENT

This rider may be reinstated within five years after the date of policy lapse if:

1.  The policy is also being reinstated; and

2. We receive satisfactory proof that the insured is insurable by our standards; and

3. The insured is alive on the date we approve the request for reinstatement. If the insured is not alive, such approval is void and of no effect.

We have the right to approve the reinstatement of the policy with or without this rider.

The date of issue and effective date of this rider and the policy are the same.



        /s/ Robert J. Banstetter             /s/ Richard A. Liddy
          V.P., GENERAL COUNSEL               CHAIRMAN, PRESIDENT
              AND SECRETARY                         AND CEO


                                  General
                                  American
                          LIFE INSURANCE COMPANY
                         ST. LOUIS, MISSOURI 63166
                                   [Logo]

1088200                              2
(1/95)

                  WAIVER OF MONTHLY DEDUCTION RIDER

If this rider is listed on the Policy Specifications page it is a part of the policy. It is subject to all of the provisions of the policy which are not inconsistent with the provisions of this rider.

WAIVER OF MONTHLY DEDUCTION BENEFIT

If you furnish us with due written proof that the insured is totally disabled, as defined in this rider, we will waive the monthly deductions for this policy. The insured must have become disabled after age 5 and before age 65. The disability must have continued without interruption for at least six months. This rider must be in force. Monthly deductions for this policy will be waived as follows:

Disability Beginning Before Age 60. If the insured's disability begins before age 60, we will waive monthly deductions which were due during the six months of uninterrupted disability. We will continue to waive monthly deductions after that. However, the insured must continue to be totally disabled.

Disability Beginning Between Ages 60 and 65. If the insured's disability begins on or after age 60 but before age 65, we will waive monthly deductions which were due during the six months of uninterrupted disability. We will continue to waive monthly deductions after that, but no later than age 65. However, the insured must continue to be totally disabled.

DEFINITION OF AGE 5, AGE 60, AND AGE 65

"Age 5," "age 60," and "age 65" begin on the policy anniversaries nearest the Insured's 5th, 60th, and 65th birthdays, respectively.

TOTAL DISABILITY

"Total Disability" means the inability of the insured to perform the substantial and material duties of his regular occupation. Such disability must be the result of an injury or a sickness. The injury or sickness must originate after this rider became effective.

However, after this period of disability has continued for 60 months, the insured will be considered to be totally disabled only if he is unable to perform the substantial and material duties of any occupation for which he is reasonably fitted by education, training or experience. Such disability must be the result of an injury or a sickness.

If after this rider becomes effective, the insured suffers the total and irrecoverable loss of sight in both eyes, or of the use of both hands or both feet, or of one hand and one foot, this will be considered total disability as defined in this rider. On such a loss the insured will still be considered disabled even though working.

RECURRENT TOTAL DISABILITY

If, while this policy is in force, the insured becomes disabled again after having been totally disabled before, the new disability will be considered a continuation of the previous period unless:

1.  It is due to an entirely different cause; or

2. The insured has performed the material and substantial duties of a gainful occupation. These duties must be performed for a continuous period of 6 months or more between such periods of total disability.

RISKS NOT ASSUMED

We will not waive monthly deductions under this rider if disability results from war or any act of war while the insured is in the military, naval or air forces of any country at war. We will also not waive monthly deductions if the insured becomes disabled as a result of war or any act of war while in a civilian non-combatant unit serving with such forces. "War" includes undeclared war and "any country" includes any international organization or combination of countries.

TERMINATION

You may terminate this rider as of any monthly anniversary following a proper written request. If this rider is not already terminated, it will terminate on the date any of the following events first occurs:

1. When the insured attains age 65. This will be without prejudice to any benefits granted for total disability occurring before age 65; or

L-82-WMD                       1

2.  The lapse of the policy; or

3.  The surrender of the policy; or

4.  The maturity of the policy; or

5.  The date of death of the insured.

NOTICE OF CLAIM AND PROOF OF DISABILITY

Before we waive any monthly deduction, we must receive at our Home Office:

1. Written notice of claim for this benefit during the lifetime of the insured. This notice must be submitted during the continuance of total disability. This notice cannot be submitted later than six months after age 65 of the insured; and

2. Written proof of total disability within six months after we receive written notice of claim. In no event shall this proof be submitted later than the date when any of the following events first occurs:

    a. One year after age 65 of the insured;

    b. Prior maturity of the policy;

    c. Surrender of the policy for its net cash value;

    d. One year from the due date of the first unpaid monthly deduction.

Failure to give such notice and proof within the time allowed will not always invalidate a claim. We will consider the claim if you show us that it was not reasonably possible to file notice and proof on time. However, you must file notice and proof as soon as is reasonably possible. In no event will any monthly deduction be waived or refunded if its due date was more than one year before we received notice of claim at our Home Office.

We will require no further proof of disability and we will automatically waive all further monthly deductions if:

1.  The insured is totally disabled at age 65; and

2. All monthly deductions for at least the five years preceding age 65 have been waived.

EXAMINATION OF THE INSURED AND PROOF OF CONTINUED DISABILITY

We have the right to have the insured examined by our appointed examiner. We will pay for this examination.

We also have the right to receive written proof of continuance of disability from the insured at the following times:

1.  After receipt of such notice of claim;

2.  At any time within two years after we receive proof of total disability;

3.  Not more than once each year after the first two years.

We will not waive any further monthly deductions if the insured refuses to be medically examined. Nor will we waive further monthly deductions if proof of continuance of disability is not furnished when we request it.

INCONTESTABILITY

We cannot contest this rider after a period of two years from its date of issue if:

1.  This rider shall have been in force during the lifetime of the insured;
    and

2.  The insured does not become totally disabled within this period.

L-82-WMD                       2

COST OF INSURANCE

The cost of insurance for the Waiver of Monthly Deductions Rider is determined on a monthly basis. The cost of insurance for a policy month is calculated as (a) multiplied by (b) where:

a. is the cost of insurance rate for this rider; and

b. is the sum of items i, ii, iii and iv where:

   i.   is the cost of insurance for the basic policy for the policy month

   ii.  is the first year monthly policy charge, where applicable

   iii. is the monthly expense charge, when applicable

   iv. is any cost of insurance for the policy month for any benefit provided by a supplemental rider (other than Waiver of Monthly Deduction Rider) made a part of the basic policy.

The cost of insurance rate for this benefit is based on the attained age, sex and rate class of the insured. Cost of insurance rates will be determined by us based on expectations as to future experience. However, these rates will not exceed those shown in the Guaranteed Cost of Insurance Rates for Waiver of Monthly Deductions Rider.

Each monthly anniversary this rider is in force, the cost of insurance for the rates (as determined above) will be added to the monthly deduction as defined in the Guaranteed Values section or the Cash Values section of the basic policy. This increased monthly deduction will be used to determine the cash value of the policy on such monthly anniversary.

GENERAL PROVISIONS

We will pay dividends and all other amounts payable under the policy the same as if monthly deductions had not been waived.

If the insured becomes disabled during the grace period of the first monthly deduction in default, we will allow this waiver of monthly deduction as if default had not occurred. However, you will be liable for the monthly deduction in default. Interest compounded at 6% per year will be charged on this monthly deduction.

You may apply for reinstatement of this policy with or without this rider. We have the right to decide whether to approve the reinstatement of this policy with or without this rider.

DATE OF ISSUE

The date of issue of the rider is the same as the date of issue of this policy unless another date of issue is shown below.




---------------------
        DATE



           /s/ Helen Couranz               /s/ H. Edwin Trusheim
                SECRETARY                     CHAIRMAN and CEO


                                  GENERAL
                                  AMERICAN
                          LIFE INSURANCE COMPANY
                         ST. LOUIS, MISSOURI 63166
                                  [Logo]



L-82-WMD                       3

                   WAIVER OF SPECIFIED PREMIUM RIDER

The waiting period in the incontestability provision of this rider is different from that in the policy and begins on the effective date of this rider.

If we have approved this rider as a part of this policy and the policy's minimum premium has been paid, this rider will become a part of the policy. This rider is subject to all applicable terms and provisions of the policy; except as modified herein. The Policy Specifications page or, if this rider is added after issue, the request for policy change shows the monthly premium that will be waived upon the insured's total disability.

WAIVER OF SPECIFIED PREMIUM BENEFIT

We will credit, as a premium payment, the monthly premium waived to the policy's cash value if:

1. You furnish us with written proof that the insured is totally disabled, as defined in this rider; and

2.  The insured becomes disabled after age 5 and before age 65; and

3.  Disability has continued without interruption for at least 180 days; and

4.  This rider is in force.

The monthly premium waived will be credited as premium to the policy's cash value as long as the policy remains in force as follows:

Disability Beginning Before Age 60. If the insured's disability begins before age 60, we will credit the monthly premiums waived which were due during the 180 days of uninterrupted disability. After that, we will continue to credit the monthly premiums waived. However, the insured must continue to be totally disabled.

Disability Beginning Between Ages 60 and 65. If the insured's disability begins on or after age 60 but before age 65, we will credit the monthly premiums waived which were due during the 180 days of uninterrupted disability. We will continue to credit the monthly premiums waived after that, but no later than age 65. However, the insured must continue to be totally disabled.

If the credit to the policy's cash value for the monthly premiums waived exceeds the maximum premium allowed by the federal law that defines life insurance, we will pay the monthly premium waived to you.

POLICY LAPSE

Crediting of the monthly premium waived to the policy's cash value does not guarantee that the policy will remain in force. If the cash surrender value of the policy is insufficient to cover the monthly deduction as described in the basic policy, the policy will lapse as defined in the grace period provision of the basic policy.

DEFINITION OF AGE 5, AGE 60, AND AGE 65

"Age 5," "age 60," and "age 65" begin on the policy anniversary nearest the insured's 5th, 60th and 65th birthdays, respectively.

TOTAL DISABILITY

"Total Disability" means the inability of the insured to perform the substantial and material duties of his or her regular occupation. Such disability must be the result of an injury or a sickness. The injury or sickness must first manifest itself after the effective date of this rider.

1084400                        1
(12/89)

However, after this period of disability has continued for 60 months, the insured will be considered to be totally disabled only if he or she is unable to perform the substantial and material duties of any occupation for which he or she is reasonably fitted by education, training or experience.

If, after this rider becomes effective, the insured suffers the total and irrecoverable loss of:

1.  sight in both eyes, or

2.  the use of both hands or both feet, or

3.  the use of one hand and one foot,

this will be considered total disability as defined in this rider. With such a loss the insured will still be considered disabled even though working at an occupation.

RECURRENT TOTAL DISABILITY

If, while this policy and rider are in force, the insured becomes disabled again after having been totally disabled before, the new disability will be considered a continuation of the previous period unless:

1.  It is due to an entirely different cause; or

2. The insured has performed all of the material and substantial duties of a gainful occupation for a continuous period of 6 months or more between such periods of total disability.

RISKS NOT ASSUMED

We will not credit the monthly premium waived under this rider to the policy's cash value if disability results from war or any act of war while the insured is in the military, naval or air forces of any country at war. We will also not credit the monthly premium waived if the insured becomes disabled while in a civilian non-combatant unit serving with such forces. "War" includes undeclared war and "any country" includes any international organization or combination of countries.

TERMINATION

You may terminate this rider as of any monthly anniversary. To do this you must make a proper written request. We may require the policy and this rider for endorsement. If this rider is not already terminated, it will terminate on the date any of the following events first occurs:

1. When the insured attains age 65. This will be without prejudice to any benefits granted for total disability occurring before age 65; or

2.  The date the policy lapses; or

3.  The date the policy is surrendered; or

4.  The maturity date of the policy; or

5.  The date of death of the insured.

We will incur no liability for this rider if premiums for it are paid beyond its termination date. Any premiums paid beyond that date will be returned with compound interest at 6% per year.

NOTICE OF CLAIM AND PROOF OF DISABILITY

Before we credit any monthly premium waived to the policy's cash value, we must receive at our home office:

1. Written notice of claim for this benefit during the lifetime of the insured. This notice must be submitted during the continuance of total disability. This notice must be submitted no later than six months after this rider terminates.

1084400                        2
(12/89)

2. Written proof of total disability within six months after we receive written notice of claim. In no event should this proof be submitted later than the date when any of the following events first occurs:

    a. One year after age 65 of the insured;

    b. Maturity of the policy;

    c. Surrender of the policy for its cash surrender value;

    d. One year from the due date of the first unpaid monthly deduction.

Failure to give such notice and proof within the time allowed will not void the claim. We will consider the claim if you show us that it was not reasonably possible to file notice and proof on time. However, you must file notice and proof as soon as reasonably possible. In no event will we credit any monthly premium waived if its due date was more than one year before we received notice of claim at our home office.

We will require no further proof of disability and we will automatically credit further monthly premiums waived if:

1.  The insured is totally disabled at age 65; and

2. All monthly premiums waived for at least the five years preceding age 65 have been credited.

EXAMINATION OF THE INSURED

We have the right to have the insured examined by our appointed examiner. Such exam will be at our expense. We also have the right to require written proof of continuance of disability from the insured at the following times:

1.  After receipt of notice of claim;

2. At reasonable intervals within two years after we receive proof of total disability;

3.  Not more than once each year after the first two years.

We will not credit to the policy's cash value any further monthly premiums waived if the insured refuses to be medically examined. Nor will we credit to the policy's cash value further monthly premiums waived if proof of continuance of disability is not furnished when we request it.

INCONTESTABILITY

We cannot contest this rider after it has been in force during the lifetime of the insured for a period of two years from its issue date, excluding any period the insured is totally disabled. We cannot contest any reinstatement of this rider after it has been in force during the lifetime of the insured for a period of two years from the date we approve a reinstatement.

REINSTATEMENT

Within five years after the date this rider terminated due to policy lapsing, you may apply for reinstatement if:

1.  The policy is also being reinstated; and

2. You submit proof satisfactory to us that the insured is insurable by our standards; and

3. You meet the premium requirements as described in the basic policy's reinstatement provision; and

4. The insured is alive on the date we approve the request for reinstatement. If the insured is not alive, such approval is void and of no effect.

1084400                        3
(12/89)

You may apply for reinstatement of the policy with or without this rider. We have the right to decide whether to approve the reinstatement of the policy with or without this rider.

COST OF INSURANCE

The cost of insurance for the Waiver of Specified Premium Rider is determined on a monthly basis. The cost of insurance for a policy month is calculated as (a) multiplied by (b) where:

a. is the cost of insurance rate for this rider; and

b. is the monthly premium waived.

The cost of insurance rate for this rider is based on the attained age and rate class of the insured. Cost of insurance rates will be determined by us based on expectations as to future experience. However, these rates will not exceed those shown on the Guaranteed Cost of Insurance Rates page for the Waiver of Specified Premium Rider.

Each monthly anniversary this rider is in force, the cost of insurance
(as determined above) will be added to the monthly deduction as defined in the Cash Values Section of the basic policy. This increased monthly deduction will be used to determine the cash value of the policy on such monthly anniversary.

GENERAL PROVISIONS

If the insured becomes disabled during the grace period of the first monthly deduction in default, we will allow this Waiver of Specified Premium as if default had not occurred. However, you will be liable for the greater of:

1.  the monthly premium waived; or

2. an amount sufficient to cover all charges, as defined in the basic policy, due for that policy month.

Interest at 6% per year will be charged on the amount due.

The date of issue and effective date of this rider and the policy are the same unless another effective date of this rider is shown below.



---------------------
    Date of Rider


           /s/ Helen Couranz               /s/ H. Edwin Trusheim
                SECRETARY                     CHAIRMAN and CEO


                                  GENERAL
                                  AMERICAN
                          LIFE INSURANCE COMPANY
                         ST. LOUIS, MISSOURI 63166
                                  [Logo]


1084400                        4
(12/89)